UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                     )

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Cobalt International Energy, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Cobalt International Energy

NOTICE OF THE 2017 ANNUAL MEETING
AND PROXY STATEMENT

BUILDING ON OUR SUCCESS

March     , 2017

Dear Stockholder:

You are cordially invited to the 2017 Annual Meeting of Stockholders of Cobalt International Energy, Inc. to be held on Thursday, May 2, 2017 at 8:00 a.m., Central Time, in the Wisteria Ballroom in the Westin Houston Memorial City Hotel, 945 Gessner Road, Houston, Texas 77024.

This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board of Directors and its committees and personal information about the nominees for the Board of Directors. Other matters on which action is expected to be taken during the meeting are also described.

We use the internet as our primary means of furnishing proxy materials to our stockholders, including this proxy statement, a proxy card and our 2016 annual report. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. Internet transmission and voting are designed to be efficient, minimize cost and conserve natural resources.

Your vote is important and we encourage you to vote even if you are unable to attend the Annual Meeting. You may vote by internet or by telephone using the instructions provided in the proxy materials, or, if you requested and received a paper copy of the proxy card, by signing and returning it at your earliest convenience. You may also attend and vote at the Annual Meeting.

It is important that your shares are represented at the Annual Meeting, as a quorum of the stockholders must be present, either in person or by proxy, in order for the Annual Meeting to take place.

On behalf of the Board of Directors, thank you for your continued support.

Yours truly,

William P. Utt	Timothy J. Cutt
Chairman of the Board	Chief Executive Officer

CAST YOUR VOTE

We value each stockholder playing a part in Cobalt’s future. It is vital that you participate and vote your shares.

Proposals Which Require Your Vote

		Additional information	Board recommendation	Votes required for approval
PROPOSAL 1	Approval of Amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors	Page 16	FOR	Majority of shares entitled to vote
PROPOSAL 2	Election of Directors	Page 17	FOR each nominee	Majority of votes cast
PROPOSAL 3	Ratification of the appointment of Ernst & Young LLP, as our independent auditors for the fiscal year ending December 31, 2017	Page 25	FOR	Majority of votes cast
PROPOSAL 4	Approval, on a non-binding advisory basis, of the frequency of future advisory votes on executive compensation	Page 27	FOR one year	Majority of votes cast
PROPOSAL 5	Approval, on a non-binding advisory basis, of our named executive officer compensation	Page 28	FOR	Majority of votes cast
PROPOSAL 6	Approval of the Cobalt International Energy, Inc. Second Amended and Restated Non-Employee Directors Compensation Plan	Page 29	FOR	Majority of votes cast
PROPOSAL 7	Approval of an Amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split and proportionally reduce the number of authorized shares of common stock	Page 35	FOR	Majority of shares entitled to vote

The vote required to approve each proposal is described in further detail in each proposal contained herein.

Vote Now

Even if you plan to attend this year’s Annual Meeting, it is a good idea to vote your shares now, before the Annual Meeting, in the event your plans change. Whether you vote by internet, by telephone or by mail, please have your proxy card or voting instruction form in hand and follow the instructions.

By internet using your computer	By telephone	By mailing your proxy card	Visit Our Website

Visit 24/7 http://www.proxyvote.com	Dial toll-free 24/7 1 (800) 690-6903	Mark, sign and date your proxy card, and return it in the postage-paid envelope	Visit our website http://www.cobaltintl.com/investor-center
•	Review and download this proxy statement, a proxy card and our 2016 annual report
•	Request a hard copy of this proxy statement, a proxy card and our 2016 annual report

		PAGE
KEY INFORMATION		1

CORPORATE GOVERNANCE		4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		12

PROPOSAL 1	DECLASSIFICATION OF THE BOARD OF DIRECTORS	16

PROPOSAL 2	ELECTION OF DIRECTORS	17

PROPOSAL 3	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	25

PROPOSAL 4	ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES	27

PROPOSAL 5	NAMED EXECUTIVE OFFICER COMPENSATION	28

PROPOSAL 6	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN	29

PROPOSAL 7	APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND PROPORTIONALLY REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	35

EXECUTIVE COMPENSATION		45

AUDIT COMMITTEE REPORT		85

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		86

HOUSEHOLDING		86

PROPOSALS OF STOCKHOLDERS		86

PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION		ANNEX A

COBALT INTERNATIONAL ENERGY, INC. SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN		ANNEX B

PROPOSED AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND PROPORTIONALLY REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK		ANNEX C

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

May 2, 2017

8:00 a.m. Central Time

Westin Houston Memorial City Hotel

The Wisteria Ballroom

945 Gessner Road

Houston, Texas 77024

Our 2017 Annual Meeting of Stockholders of Cobalt International Energy, Inc. will be held on Tuesday, May 2, 2017 at 8:00 a.m. Central Time in the Azalea Ballroom of the Westin Houston Memorial City Hotel located at 945 Gessner Road, Houston, Texas 77024.

The purpose of the Annual Meeting is to consider and take action on the following:

1.	To approve an amendment to our Amended and Restated Certification of Incorporation (“Certificate of Incorporation”) to declassify our Board of Directors;

2.	If Proposal 1 is approved, to elect two directors for a one-year term expiring in 2018 or until their successors are elected and qualified; or if Proposal 1 is not approved, to elect two directors for a three-year term expiring in 2020 or until their successors are elected and qualified;

3.	To ratify the appointment of Ernst & Young LLP, as our independent auditors for the fiscal year ending December 31, 2017;

4.	To approve a non-binding advisory proposal on the frequency of future advisory votes on executive compensation;

5.	To approve, on a non-binding advisory basis, named executive officer compensation;

6.	To approve the Cobalt International Energy, Inc. Second Amended and Restated Non-Employee Directors Compensation Plan;

7.	To authorize the Board of Directors, in its sole discretion, to amend our Certification of Incorporation to effect a reverse stock split at a ratio within the range of 1:5 to 1:15 and proportionally reduce the number of authorized shares of common stock (such ratio to be determined by the Board of Directors); and

8.	To transact such other business as may properly come before the annual meeting.

You are entitled to notice of and to vote at the Annual Meeting (or any adjournment or postponement thereof) if you were a stockholder of record and entitled to vote on March 6, 2017. In accordance with Delaware law, for 10 days prior to the Annual Meeting, a list of those registered stockholders entitled to vote at the Annual Meeting will be available for inspection in the office of the Secretary, Cobalt International Energy, Inc., Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024. The list also will be available at the Annual Meeting.

Your vote is important regardless of the size of your holdings. Please take the time to vote by following the internet or telephone voting instructions provided in the proxy materials. If you requested and received a paper copy of the proxy card, you may also vote by completing and mailing the proxy card in the postage-prepaid envelope provided for your convenience. You may also attend and vote at the Annual Meeting.

If you plan to attend the Annual Meeting in person, you will need to bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date and photo identification.

By Order of the Board of Directors:

Jeffrey A. Starzec

Executive Vice President, General Counsel and Secretary

Houston, Texas

March     , 2017

KEY INFORMATION

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Cobalt International Energy, Inc. for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). In this proxy statement, we refer to the Board of Directors as the “Board” and

Cobalt International Energy, Inc. as “we,” “us,” “our company,” “Cobalt” or the “Company.” The proxy materials, including this proxy statement, proxy card or voting instructions and our 2016 annual report, are being distributed and made available on or about March     , 2017.

Record Date and Voting Securities

The Board fixed the close of business on March 6, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Our only outstanding voting stock is our common stock,

$0.01 par value per share, of which 448,309,776 shares were outstanding as of the close of business on the record date. Each outstanding share of common stock is entitled to one vote.

Voting by Proxy

Whether or not you plan to attend the Annual Meeting, you may submit a proxy to vote your shares by either (i) visiting http://www.proxyvote.com and following the instructions to vote your shares on the website, or (ii) dialing (800) 690-6903 and following the voice prompts to vote your shares, or (iii) requesting a paper copy of the proxy materials, including a proxy card, and following the instructions included on the proxy card. If a bank, broker or other nominee holds your shares, you will receive voting instructions directly from the holder of record.

When using internet or telephone voting, the voting systems will verify that you are a stockholder through the use of a company number for Cobalt International Energy, Inc. and a unique control number for you. If you vote by internet or telephone, please do not also mail a proxy card.

All shares represented by valid proxies that we receive through whichever method above you use to transmit your instructions, and that are not revoked, will be voted in accordance with your instructions on the proxy. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as follows:

“FOR” Proposal 1: The approval of an amendment to our Certificate of Incorporation to declassify our Board of Directors;

“FOR” Proposal 2: The election of each of the nominees named herein to hold office for a one-year term (or, if Proposal 1 is not approved, for a three-year term expiring in 2020), or until their successors are elected and qualified;

“FOR” Proposal 3: The ratification of the appointment of Ernst & Young LLP, as our independent auditors for the fiscal year ending December 31, 2017;

“ONE YEAR” regarding Proposal 4: Advisory vote on the frequency of executive compensation advisory votes;

“FOR” Proposal 5: The approval, on a non-binding advisory basis, of our named executive officer compensation; and

“FOR” Proposal 6: The approval of the Cobalt International Energy, Inc. Second Amended and Restated Non-Employee Directors Compensation Plan.

“FOR” Proposal 7: The authorization of our Board of Directors, in its sole discretion, to amend our Certificate of Incorporation to effect a reverse stock split at a ratio within the range of 1:5 to 1:15 and proportionally reduce the number of authorized shares of common stock (such ratio to be determined by the Board of Directors).

If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board’s recommendations on any of the above items.

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KEY INFORMATION

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

1.	Delivering to our executive offices (Attention: Secretary) a written notice of revocation; or

2.	Delivering to our executive offices (Attention: Secretary) a duly executed proxy bearing a later date; or

3.	Using the internet voting site or the toll-free telephone number listed in the proxy materials to deliver a duly executed proxy bearing a later date; or

4.	Attending the Annual Meeting and voting in person.

Our executive offices are located at the Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024. Attendance at the Annual Meeting will not in itself constitute the revocation of your proxy.

Attending the Annual Meeting

All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holders of record, are invited to attend the Annual Meeting. Stockholders of record can vote in person at the Annual Meeting. If you are not a stockholder of record, you must obtain a proxy executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Annual Meeting. If you plan to attend the Annual Meeting in person, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date, which is March 6, 2017. Failure to bring photo identification and such a letter may delay your ability to attend or prevent you from attending the Annual Meeting.

Quorum and Required Vote

Stockholders representing a majority of our outstanding capital stock entitled to vote at the Annual Meeting, represented in person or by proxy will constitute a quorum to conduct business at the Annual Meeting. However, if a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the meeting, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

Brokers or other nominees who hold shares of our common stock for a beneficial owner only have the discretion to vote on routine proposals when they have not received voting directions from the beneficial owner at least ten days prior to the annual meeting. Rule 452 of the New York Stock Exchange, which governs all brokers, provides that a broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. Other than with respect to the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Three), which is considered a routine matter, all of the other proposals are considered non-routine matters. Please provide instructions to your broker or nominee on how to vote your shares. If you do not provide such voting instructions to your broker, they will not be able to vote for Proposals One, Two, Four, Five, Six or Seven for you and a “broker non-vote” will result. Shares

KEY INFORMATION

that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. To minimize the number of broker non-votes and to ensure that your voice is heard in the election of directors and the other matters to be voted on at the Annual Meeting of stockholders, we encourage you to provide voting instructions to the broker or other organization that holds your shares.

With respect to Proposal Four, if none of the three frequency choices receives a majority, the Board will consider the frequency choice that receives the plurality of votes cast.

Costs of Solicitation

We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Annual Report

Our 2016 Annual Report on Form 10-K, including consolidated financial statements as of and for the year ended December 31, 2016, is being made available to all stockholders entitled to vote at the Annual Meeting together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission (“SEC”). Copies of the 2016 annual report are available at no charge upon request. To obtain copies of the Annual Report, please contact us at the Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024, Attention: Secretary, or at telephone number +1 (713) 452-2322. The 2016 annual report does not form any part of the materials for the solicitation of proxies. In addition, this proxy statement and our Annual Report to stockholders are available to you at no charge electronically at http://www.proxyvote.com. Documents we file with the SEC are generally available on our website at http://www.cobaltintl.com/investor-center. The contents contained in or accessible through, such website are not being incorporated by reference herein.

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CORPORATE GOVERNANCE

Board of Directors

Board Composition

Our Certificate of Incorporation and bylaws provide that the Board shall consist of not fewer than five nor more than 15 directors. We currently have 11 directors. Directors are currently elected by stockholders for terms of three years and hold office until their successors are elected and qualify. We have three classes of directors and one of these three classes is elected each year to succeed the directors whose terms are expiring. The current composition of our three classes of directors is set forth below.

The terms of Messrs. Moore, Scoggins, Young and Whitfield, each of whom are currently Class II directors, are scheduled to expire on the date of the Annual Meeting. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Messrs. Moore and Scoggins to serve for a one-year term expiring at the 2018 Annual Meeting of Stockholders assuming that our stockholders approve the proposal to declassify the Board as described in Proposal 1 of this Proxy Statement.

In June 2016, Mr. Whitfield was appointed to the Board of Directors to facilitate the onboarding of Mr. Cutt as Chief Executive Officer. With the onboarding of Mr. Cutt complete, Mr. Whitfield agreed with the Board that he not be re-nominated for re-election at our Annual Meeting. The Board wishes to thank Mr. Whitfield for his dedication to the Company since Cobalt in 2006, including the leadership he provided as interim Chief Executive Officer in 2016

On March 10, 2017, Mr. Young informed the Board that he intends to retire from our Board of Directors at the end of his current term and will therefore not stand for re-election to the Board of Directors at the Annual Meeting. Mr. Young has served as a director since the Company fist became a public company in 2009, and the Company thanks him for his valuable and dedicated service over the past 8 years.

If Proposal 1 to declassify the Board is not approved by the requisite vote of stockholders, then each of Messrs. Moore and Scoggins, assuming they are duly elected, will continue to serve as a Class II director and will be elected for a three-year term ending at the 2020 Annual Meeting of Stockholders. In all cases, the directors elected at the Annual Meeting will be elected to serve through the end of their respective terms or until their successors have been elected and qualified.

Class I Directors (term expires in 2019)

Mr. Timothy J. Cutt	Dr. Jack E. Golden	Mr. Jon A. Marshall

CORPORATE GOVERNANCE

Class II Directors (term expires in 2017)

Mr. Kenneth W. Moore	Dr. Myles W. Scoggins	Mr. Martin H. Young, Jr.	Mr. Van P. Whitfield

Class III Directors (term expires in 2018)

Senator Kay Bailey Hutchison	Mr. D. Jeff van Steenbergen	Mr. William P. Utt	Mr. John E. Hagale

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Board periodically reviews the leadership structure and may make changes in the future.

Mr. Bryant, Cobalt’s former Chief Executive Officer served as the Chairman of the Board of Directors, and from February 2014 until June 2016, Mr. Utt served as Lead Independent Director to provide additional independent oversight of senior management and board matters. In June 2016, after Mr. Bryant resigned his positions as Chairman of the Board and Chief Executive Officer, our Board of Directors appointed Mr. Utt as interim Chairman of the Board, and on July 28, 2016, the Board appointed Mr. Utt as Non-Executive Chairman of the Board.

The Board believes that separating these positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business strategies and objectives and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. The responsibilities of the Chairman of the Board include setting the agenda for each Board meeting, in consultation with the Chief Executive Officer; chairing the meetings of the Board; presiding at executive sessions; facilitating and conducting, with the Nominating and Governance Committee, the annual self-assessments by the Board and each standing committee of the Board; and conducting, with the Compensation Committee, a formal evaluation of the Chief Executive Officer in the context of the annual compensation review. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive

CORPORATE GOVERNANCE

Officer to perform their respective duties, the Board believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a result, enhances the Company’s prospects for success.

The Board also believes that having the positions of Chairman and Chief Executive Officer separated provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

Director Independence and Tenure

The Board has determined that all of our directors other than Mr. Cutt are “independent directors” as defined by the NYSE rules. In addition, the Board has determined that Dr. Jack E. Golden, Mr. John E. Hagale and Dr. Myles W. Scoggins are “independent directors” as defined by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). There are no family relationships among any of our executive officers, directors or nominees for director. The tenure of our directors ranges from one year to over ten years with an average tenure of approximately 5.6 years, including the tenure certain of our directors had on the board of our predecessor pre-IPO entity. We believe that the tenure of the members of our Board of Directors provides the appropriate balance of expertise, experience, continuity and perspective to serve the best interests of our stockholders.

Board Independence:

89% of the directors upon election of the director nominees at the Annual Meeting will be independent

Board Tenure Balance:

Average Tenure: 5.6 years upon election of the director nominees at the Annual Meeting

Independence	Board Tenure

Board’s Role in Risk Oversight

Management has implemented an Enterprise Risk Management process to assist in the Board’s oversight of our risks. Management, which is responsible for day-to-day risk management,

conducts a risk assessment of our business annually. The risk assessment process is global in nature and identifies and assesses our risks, as well as steps to mitigate and manage the risks, which

CORPORATE GOVERNANCE

may be financial, operational or strategic in nature. The centerpiece of the assessment is a discussion of our key risks, which includes a review of the potential magnitude and likelihood of each risk and management’s initiatives to manage and mitigate each risk. This annual risk assessment is updated regularly by management and reviewed quarterly by the Board. In addition, each of the Board’s three committees has been tasked with monitoring specific risks applicable to their committees. Insights of these committee reviews are then discussed at full Board meetings. Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions and in response to external changes or dynamics. The Board regularly considers risk topics affecting the Company and is routinely informed by management of developments that could affect our risk profile or other aspects of our business. During 2016, the Board’s risk management’s efforts were primarily focused on our capital and liquidity needs, our Angolan assets, the Company’s leadership succession plan, the continued effects of the downturn in oil and gas prices, and laws and regulations affecting our business and industry as a whole and other operational activities.

Meetings of the Board of Directors and its Committees

The Board held 17 meetings during fiscal 2016. During fiscal 2016, no director nominated for election at the Annual Meeting attended fewer than 75% of the aggregate total number of meetings of the Board held during fiscal 2016 and of the total number of meetings held by all of the committees of the Board on which he or she served. The three standing committees of the

Board are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The following table shows the current membership of the Committees and the number of meetings held by the Board and each committee as of year-end 2016:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Board of Directors
Jack E. Golden	X	X		X
John E. Hagale(1)(2)	X			X
Kay Bailey Hutchison			X	X
Jon A. Marshall(1)		Chair		X
Kenneth W. Moore(3)			X	X
Myles W. Scoggins	Chair		X	X
D. Jeff van Steenbergen(2)		X		X
William P. Utt			Chair	X
Martin H. Young, Jr.(3)	X	X		X
Fiscal 2016 Meetings	5	8	5	17
(1)	Effective March 1, 2016, Mr. Hagale replaced Mr. Marshall as a member of the Audit Committee.

(2)	Effective as of May 2, 2017, it is expected that Mr. Hagale will replace Dr. Scoggins as the Chairman of the Audit Committee and that Mr. Van Steenbergen will become a member of the Audit Committee.

(3)	Effective as of May 2, 2017, it is expected that Mr. Moore will become a member of the Compensation Committee.

We expect, but do not require, our directors to attend our annual stockholder meetings.

Stockholders and other interested parties may communicate directly with our Board of Directors, a specified committee of the Board, an individual director (including the Chairman), or non-management directors by sending a written communication in an envelope addressed in care of Corporate Secretary, Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024.

CORPORATE GOVERNANCE

Our Audit Committee has established a process for communicating complaints regarding accounting or auditing matters. In order to submit a complaint, you may call our hotline at (800) 338-9088 or visit the “Corporate

Governance” section of our website. Any such complaints received or submitted are automatically forwarded to the Chairman of the Audit Committee, to take such action as may be appropriate.

Committees of the Board of Directors

The Board has an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, and may have such other committees as the Board shall determine from time to time. Each of the standing committees of the Board has the composition and responsibilities described below.

Audit Committee

The current members of our Audit Committee are Mr. Martin H. Young, Jr., Dr. Jack E. Golden, Mr. John E. Hagale and Dr. Myles W. Scoggins, each of whom the Board has determined is financially literate. During the third quarter of fiscal 2016, the role of Audit Committee chairman transitioned from Mr. Young to Dr. Scoggins. It is also expected that on the date of the Annual Meeting Mr. Hagale will replace Dr. Scoggins as chairman of the committee and that Mr. van Steenbergen will become a member of the committee.

The Board has determined that Mr. Hagale is an Audit Committee financial expert and that all of the members of the Audit Committee are “independent directors” as defined by the NYSE rules and Rule 10A-3 of the Exchange Act.

Our Audit Committee is authorized to:

•	approve and retain the independent auditors to conduct the annual audit of our books and records;

•	review the proposed scope and results of the audit;

•	review and pre-approve the independent auditors’ audit and non-audit services rendered;

•	approve the audit fees to be paid;

•	review accounting and financial controls with the independent auditors and our financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	establish procedures for complaints received by us, including regarding accounting matters;

•	review our policies and practices with respect to risk assessment and risk management;

•	oversee our anti-corruption programs;

•	oversee our resource and reserve policies;

•	approve any off-balance sheet financial activities;

•	oversee and manage our fraud risks;

•	oversee our enterprise risk management process;

•	oversee internal audit functions; and

CORPORATE GOVERNANCE

•	prepare the report of the Audit Committee that SEC rules require to be included in this proxy statement.

The Audit Committee’s responsibilities are set forth in its charter which is reviewed annually and is available on our website at www.cobaltintl.com. The information on or accessible through our website is not incorporated by reference into this proxy statement. There were five meetings of the Audit Committee during fiscal 2016.

Compensation Committee

The current members of our Compensation Committee are Mr. Jon A. Marshall, Dr. Jack E. Golden, Mr. D. Jeff van Steenbergen and Mr. Martin H. Young, Jr. Mr. Marshall is the Chairman of this committee. It is expected that on the date of the Annual Meeting Mr. Moore will become a member of the committee. The Board has determined that all of the current members of the Compensation Committee are independent as defined by the NYSE rules. Our Compensation Committee is authorized to:

•	review, evaluate and determine the compensation philosophy arrangements for management, including the compensation for our Chief Executive Officer;

•	establish general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administer our stock incentive plans;

•	evaluate the independence of its advisers;

•	periodically review our succession planning; and

•	prepare the report of the Compensation Committee that SEC rules require to be included in this proxy statement.

The Compensation Committee’s responsibilities are set forth in its charter which is reviewed annually and is available on our website at www.cobaltintl.com. The information on or accessible through our website is not incorporated by reference into this proxy statement. There were eight meetings of the Compensation Committee during fiscal 2016.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Mr. William P. Utt, Senator Kay Bailey Hutchison, Mr. Kenneth W. Moore and Dr. Myles W. Scoggins. Mr. Utt is the Chairman of this committee. The Board has determined that all of the current members of the Nominating and Corporate Governance Committee are independent as defined by the NYSE rules. Our Nominating and Corporate Governance Committee is authorized to:

•	identify and nominate members for election to the Board;

•	develop and recommend to the Board a set of corporate governance principles applicable to our company;

•	review any stockholder proposals submitted for inclusion in our proxy statement; and

•	oversee the evaluation of the Board and management.

The Nominating and Corporate Governance Committee’s responsibilities are set forth in its charter which is reviewed annually and is available on our website at www.cobaltintl.com. The information on or accessible through our website is not incorporated by reference into this proxy statement. There were five meetings of the Nominating and Corporate Governance Committee during fiscal 2016.

CORPORATE GOVERNANCE

Nomination of Directors

The nominees for re-election to the Board at the Annual Meeting were formally nominated by the Nominating and Corporate Governance Committee and such nominations were approved by the full Board. Although the Board will consider nominees recommended by stockholders, the Board has not established any specific procedures for stockholders to follow to recommend potential director nominees for consideration. At this time, neither the Board nor the Nominating and Corporate Governance Committee has established any specific written procedures for identifying and evaluating potential director nominees or established any minimum qualifications or skills for directors, although the Board generally considers a nominee’s diversity, experience, industry knowledge and background.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has been at any time an employee of Cobalt. None of our executive officers serves as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of this code may be made only by the Board. In accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics. Requests should be directed to us at the Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024, Attention: Secretary. The

Code of Business Conduct and Ethics is also available on our website at www.cobaltintl.com. The information on or accessible through our website is not incorporated by reference into this proxy statement. We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.cobaltintl.com. Our Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. In accordance with the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our corporate governance guidelines. Requests should be directed to us at the Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024,

Attention: Secretary. The corporate governance guidelines are also available on or accessible through our website at www.cobaltintl.com. The information on our website is not incorporated by reference into this proxy statement. We will disclose any amendments to the corporate governance guidelines on our website at www.cobaltintl.com.

CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

Since January 1, 2016, we have not engaged in any transactions, nor are any such transactions currently proposed, in which we were a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

Procedures for Review of Transactions with Related Persons

We have adopted a set of related party transaction policies designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure, approval and resolution of any real or potential conflicts of interest which may exist from time to time. Such policies provide, among other things, that all related party transactions, including any loans between us, our principal stockholders and our affiliates, are approved by our Nominating and Corporate Governance Committee, after considering all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternative transactions, the materiality and character of the related party’s direct or indirect interest, and the actual or apparent conflict of interest of the related party, and after determining that the transaction is in, or not inconsistent with, our and our stockholders’ best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 6, 2017, we had 448,309,776 shares of common stock outstanding, which are our only outstanding voting securities. The following table sets forth certain information with respect to the beneficial ownership of our common stock, on a fully-diluted basis, as of March 2, 2017, for:

•	each of our named executive officers for fiscal 2016;

•	each of our directors;

•	all of our named executive officers, current executive officers and directors as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 2, 2017, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting or investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: the Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Joseph H. Bryant(1)	3,749,362	*
Timothy J. Cutt(2)	3,085,074	*
James W. Farnsworth(3)	1,929,784	*
Jack E. Golden(4)	127,039	*
John E. Hagale(5)	66,307	*
Kay Bailey Hutchison(6)	32,299	*
Shashank Karve(7)	148,385	*
Jon A. Marshall(8)	197,440	*
Kenneth W. Moore(9)	65,255	*
James H. Painter(10)	1,120,934	*
David D. Powell(11)	100,000	*
Myles W. Scoggins(12)	186,271	*
D. Jeff van Steenbergen(13)	–	*
William P. Utt(14)	111,509	*
Van P. Whitfield(15)	872,248	*
Martin H. Young, Jr.(16)	212,901	*
Shannon E. Young, III	–	*
All directors and executive officers as a group (20 individuals)	13,091,772	2.84%
Five Percent Stockholders
Hotchkis and Wiley Capital Management, LLC(17)	62,894,088	14.03%
Wellington Management Group, LLP(18)	42,100,083	9.39%
The First Reserve Funds(19)	36,552,041	8.15%
The Carlyle/Riverstone Funds(20)	34,822,878	7.77%
Paulson & Co. Inc.(21)	31,111,327	6.94%
Carlson Capital, L.P.(22)	28,673,514	6.40%
BlackRock, Inc.(23)	24,957,644	5.57%
The Vanguard Group(24)	27,800,348	6.20%

*	Denotes less than 1% of common stock beneficially held.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)	This is solely based on Mr. Bryant’s holdings of our common stock as of his departure date on June 1, 2016.

(2)	Includes 100,000 shares of common stock purchased on the open market by Mr. Cutt on August 16, 2016. Includes 2,985,074 shares of common stock underlying Mr. Cutt’s inducement grant of unvested restricted stock awards on July 5, 2016 which vest in one-third increments on each July 2 of 2017, 2018 and 2019. Excludes 4,000,000 shares underlying restricted stock units and performance stock units granted on February 22, 2017.

(3)	Includes 242,618 shares underlying vested options and stock appreciation rights to acquire our common stock. Excludes 1,255,484 shares of common stock underlying Mr. Farnsworth’s options and restricted stock awards which are subject to a price threshold and 185,291 shares underlying service-based options, stock appreciation rights and restricted stock units. Mr. Farnsworth became service vested in his outstanding equity awards on December 30, 2016.

(4)	Includes 6,500 shares held by the Jane and Jack Golden Trust 1 and 6,500 shares held by the Jane and Jack Golden Trust 2, each for which Dr. Golden serves as trustee. Excludes 41,666 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on June 1, 2016 and vest on June 1, 2017.

(5)	Excludes 41,666 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on June 1, 2016 and that vest on June 1, 2017 and 233,333 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on February 22, 2017 and that vest on February 22, 2018.

(6)	Excludes 41,666 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on June 1, 2016 and that vest on June 1, 2017 and 233,333 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on February 22, 2017 and that vest on February 22, 2018.

(7)	Includes 110,172 shares of common stock that vested in connection with Mr. Karve’s separation from the company.

(8)	Excludes 41,666 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on June 1, 2016 and that vest on June 1, 2017 and 233,333 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on February 22, 2017 and that vest on February 22, 2018.

(9)	Excludes 41,666 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on June 1, 2016 and that vest on June 1, 2017 and 233,333 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on February 22, 2017 and that vest on February 22, 2018.

(10)	Includes 245,444 shares underlying vested options and stock appreciation rights to acquire our common stock. Excludes 1,255,484 shares of common stock underlying Mr. Painter’s options and restricted stock awards which are subject to a price threshold and 185,113 shares underlying service-based options, stock appreciation rights and restricted stock units. Excludes 1,250,000 shares underlying restricted stock units and performance stock units granted on February 22, 2017.

(11)	Includes 100,000 shares of common stock purchased on the open market by Mr. Powell on August 16, 2016. Excludes 127,500 shares of common stock underlying Mr. Powell’s service-based restricted stock awards granted on July 8, 2016, which vest 1/3 on each July 8 of 2017, 2018 and 2019. Excludes 1,020,000 shares underlying restricted stock units and performance stock units granted on February 22, 2017.

(12)

Includes 5,000 shares held in a joint account with his wife with shared voting power. Excludes 41,666 shares of common stock issuable upon settlement of the restricted stock unit award granted under our

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Non-Employee Directors Compensation Plan on June 1, 2016 and that vest on June 1, 2017 and 233,333 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on February 22, 2017 and that vest on February 22, 2018.

(13)	Mr. van Steenbergen is a director of Azimuth Capital Management (“Azimuth”) and a director and/or officer of certain subsidiaries and affiliates thereof. Mr. van Steenbergen disclaims beneficial ownership of any shares that may be beneficially owned by Azimuth or affiliates thereof.

(14)	Excludes 41,666 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on June 1, 2016 and that vest on June 1, 2017 and 233,333 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on February 22, 2017 and that vest on February 22, 2018.

(15)	Includes 292,943 shares underlying vested options and stock appreciation rights to acquire our common stock. Excludes 375,338 shares of common stock underlying Mr. Whitfield’s options and restricted stock awards which are subject to a price threshold and 239,804 shares underlying service-based options, stock appreciation rights and restricted stock units granted in his employment capacity. Excludes 263,004 shares of common stock underlying service-based restricted stock units granted in his director capacity.

(16)	Excludes 41,666 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on June 1, 2016 and that vest on June 1, 2017 and 233,333 shares of common stock issuable upon settlement of the restricted stock unit award granted under our Non-Employee Directors Compensation Plan on February 22, 2017 and that vest on February 22, 2018.

(17)	Based on a Schedule 13G/A filed with the SEC on February 10, 2017 by Hotchkis and Wiley Capital Management, LLC (“HWCM”). Such filing indicates that in its capacity as investment adviser, HWCM beneficially owns 62,894,088 shares of common stock. HWCM has sole power to dispose or direct the disposition of 62,894,088 shares of common stock held by it and has sole power to vote or direct the vote of 42,744,334 shares of common stock held by it. HWCM disclaims beneficial ownership of the shares of our common stock. The address of HWCM is 725 S. Figueroa Street 39th Fl, Los Angeles, CA 90017.

(18)	Based on a Schedule 13G/A filed with the SEC on February 9, 2017 by Wellington Management Group, LLP (“Wellington”). Such filing indicates that in its capacity as investment adviser, Wellington may be deemed to beneficially own 42,100,083 shares of common stock which are held of record by clients of Wellington. Wellington has shared power to dispose or direct the disposition of 60,567,211 shares of common stock held by it and has shared power to vote or direct the vote of 24,413,876 shares of common stock held by it. The address of Wellington is 280 Congress Street, Boston, MA 02210.

(19)	Based on the information provided by First Reserve in connection with Cobalt’s registration statement on Form S-3 filed with the SEC on January 13, 2017. First Reserve Fund XI, L.P. (“Fund XI”) and FR XI Onshore AIV, L.P. (“Onshore AIV”) each directly hold the 27,396,278 and 9,155,763 shares of common stock, respectively. First Reserve GP XI, L.P. (“GP XI”) is the general partner of Fund XI and Onshore AIV, and First Reserve GP XI, Inc. (“GP XI Inc.”) is the general partner of GP XI. Mr. Macaulay is a director of GP XI Inc. and has the right to appoint a majority of the board of directors of GP XI Inc. In such capacities, each of Mr. Macaulay, GP XI and GP XI Inc. may be deemed to share beneficial ownership of the shares of the Company held by Fund XI and Onshore AIV.

(20)	Based on the information provided by The Carlyle/Riverstone Funds in connection with Cobalt’s registration statement on Form S-3 filed with the SEC on January 13, 2017. Carlyle/Riverstone Global Energy and Power Fund III, L.P. (“C/R Fund III”), C/R Energy III Cobalt Partnership, L.P. (“C/R III Cobalt”), Riverstone Energy Coinvestment III, L.P. (“REC III”) and Carlyle Energy Coinvestment III, L.P. (“CEC III”) are the record holders of 14,110,575, 6,079,540, 578,018 and 125,593 shares of our common stock, respectively. C/R Energy GP III, LLC (“GP III”) exercises investment discretion and control over the shares held by each of C/R Fund III and C/R III Cobalt through their mutual general partner, Carlyle/Riverstone Energy Partners III, L.P. (“C/R Partners III”), of which GP III is the sole general partner. GP III has the power to direct the voting and disposition of the shares held by each of REC III and CEC III.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

C/R Cobalt Investment Partnership, L.P. (“C/R Cobalt”) and C/R Energy Coinvestment II, L.P. (“C/R Coinvest”) are the record holders of 12,739,299 and 1,189,853 shares of our common stock, respectively. C/R Energy GP II, LLC (“GP II”) exercises investment discretion and control over the shares held by each of C/R Cobalt and C/R Coinvest through their mutual general partner, Carlyle/Riverstone Energy Partners II, L.P. (“C/R Partners II”), of which GP II is the sole general partner. Each of GP III and GP II is managed by an eight person managing board. Pierre F. Lapeyre, Jr., David M. Leuschen, Michael B. Hoffman, N. John Lancaster, Daniel A. D’Aniello, William E. Conway, Jr., David M. Rubenstein and Edward J. Mathias, as the members of the managing boards of each of GP III and GP II, may be deemed to share beneficial ownership of the shares of common stock beneficially owned by GP III and GP II. Each such person disclaims any such beneficial ownership. The address of each of the above persons is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, NY 10019, except for CEC III, whose address is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, D.C. 20004-2505.

(21)	Based on a Schedule 13G/A filed with the SEC on February 14, 2017 by Paulson & Co. Inc. (“Paulson”). Such filing indicates that in its capacity as investment adviser, Paulson beneficially owns 31,111,327 shares of common stock. Paulson has sole power to dispose or direct the disposition of 31,111,327 shares of common stock held by it and has sole power to vote or direct the vote of 31,111,327 shares of common stock held by it. Paulson disclaims beneficial ownership of the shares of our common stock. The address of Paulson is 1251 Avenue of the Americas, New York, NY 10020.

(22)	Based on a Schedule 13G jointly filed by Carlson Capital, L.P. (“Carlson Capital”), Asgard Investment Corp. (“Asgard”), Asgard Investment Corp. II (“Asgard II”), and Clint D. Carlson (“Mr. Carlson”) with the SEC on January 30, 2017. Such filing indicates that Carlson Capital is an investment manager to certain private funds and managed accounts, including Double Black Diamond Offshore Ltd., Asgard II serves as Carlson Capital’s general partner, Asgard is Asgard II’s sole stockholder, and Mr. Carlson serves as president of Carlson Capital and Asgard. Carlson Capital, Asgard, Asgard II, and Mr. Carlson each have shared voting and dispositive power over 28,673,514 shares of Common Stock. The address of Carlson Capital, Asgard, Asgard II and Mr. Carlson is 2100 McKinney Avenue, Suite 1800, Dallas, Texas 75201.

(23)	Based on a Schedule 13G filed with the SEC on January 30, 2017 by BlackRock, Inc. (“BlackRock”). Such filing indicates that in its capacity as a parent holding company or control person of various subsidiaries holding common stock, BlackRock beneficially owns 24,957,644 shares of common stock. BlackRock has sole power to dispose or direct the disposition of 24,957,644 shares of common stock held by it and has sole power to vote or direct the vote of 24,131,691 shares of common stock held by it. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(24)	Based on a Schedule 13G/A filed on February 10, 2017 by The Vanguard Group (“Vanguard”). Such filing indicates that Vanguard may be deemed to beneficially own 27,800,348 shares of common stock. Vanguard has sole power to dispose or direct the disposition of 27,340,817 shares of common stock held by it and has shared power to dispose or direct the disposition of 459,531 shares of common stock held by it. In addition, Vanguard has sole power to vote or direct the vote of 458,615 shares of common stock held by it and has shared power to vote or direct the vote of 17,908 shares of common stock held by it. Vanguard disclaims beneficial ownership of the shares of our common stock. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

Pledge of Shares

To our knowledge, none of our officers or directors have pledged any of the shares that they respectively beneficially own.

PROPOSAL 1	DECLASSIFICATION OF THE BOARD OF DIRECTORS

The Board is submitting for consideration by stockholders an amendment to the Company’s Certificate of Incorporation to provide for the phased elimination of the Company’s classified board structure. The Company’s current Certificate of Incorporation divides the Board into three classes that are elected by class for three-year terms. If this Proposal 1 is approved by Cobalt’s stockholders, the Certificate of Incorporation will be amended by making the additions and deletions related to the classification and election of the Board of Directors as well as removal of directors shown in the text of Sections 3 and 5 of Article 5 of the form of amended and restated Certificate of Incorporation attached hereto as Annex A.

If this Proposal 1 is approved by stockholders at the Annual Meeting, the current classified Board will be declassified over a two-year period, as follows:

•	Class II directors will be elected at the 2017 annual meeting for a one-year term, and they, or any successors, will stand for re-election at our 2018 annual meeting;

•	Class III directors will serve out their current three-year terms, and they, or any successors, will stand for election to a one-year term at our 2018 annual meeting; and

•	Class I directors will serve out their current three-year terms, and they, or any successors, will stand for election to a one-year term at our 2019 annual meeting.

If approved, the proposed amendment to our Certificate of Incorporation would not change:

•	the present number of directors;

•	the Board’s authority to change that number and to fill any vacancies or newly-created directorships; or;

•	provisions in our Certificate of Incorporation stating that at all times directors are elected to serve for their respective terms or until their successors have been elected and qualified.

This proposal is a result of ongoing review of corporate governance matters by the Nominating and Governance Committee of the Board. In evaluating the classified board structure, the Committee considered arguments on both sides of the issue.

Consistent with Delaware Law, because the Board of Directors is classified, the Certificate of Incorporation currently provides that the directors are removable by stockholders only “for cause.” Upon the declassification of the Board of Directors as of the 2020 annual meeting, all directors would be removable “with or without cause” upon the requisite vote of stockholders.

If this Proposal 1 is approved by Cobalt’s stockholders, this Proposal 1 will become effective upon the filing of a Second Amended and Restated Certificate of Incorporation, which would reflect the additions and deletions set forth in the form of amended and restated Certificate of Incorporation attached hereto as Annex A, with the Secretary of State of the State of Delaware. Cobalt would cause the filing of the Second Amended and Restated Certificate of Incorporation to occur promptly after it is determined that the proposed amendments have been approved by the requisite vote of stockholders at the Annual Meeting.

If this Proposal 1 is not approved by Cobalt’s stockholders, then the Board of Directors will remain classified and directors elected at the Annual Meeting will remain Class II directors with three-year terms expiring at our 2020 Annual Meeting. This Proposal 1 to amend Cobalt’s Certificate of Incorporation to declassify the current classified Board over a two-year period will be approved if it receives the affirmative vote of a majority of the shares of common stock entitled to vote. Abstentions and broker non-votes will have the effect of a vote against this proposal.

For all the reasons set forth above, the Board of Directors recommends that you vote FOR Proposal 1 to amend Cobalt’s Certificate of Incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors.

PROPOSAL 2	ELECTION OF DIRECTORS

The Board currently consists of 11 directors who are divided into three classes with each class currently serving three-year staggered terms. The terms of the following directors expire on the date of the Annual Meeting: Messrs. Moore, Scoggins, Young and Whitfield. If Proposal 1 is approved, Messrs. Moore and Scoggins, if elected, will serve for a one-year term rather than a three-year term as described in more detail under “Proposal 1 –Declassification of Our Board of Directors”. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement. If Proposal 1 is not approved by our stockholders, then the Board of Directors will remain classified, and if elected, each of Messrs. Moore and Scoggins, who are currently classified as Class II directors, will serve three-year terms expiring in 2020. All other directors will continue in office for the remainder of their full three-year terms, subject to their earlier resignation, removal, disqualification, departure or death, and subsequent nominees for seats on the Board of

Directors will continue to stand for election for three-year terms.

We are soliciting proxies in favor of the re-election of each of the two nominees identified below. We intend that all properly executed proxies will be voted for these two nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this proxy statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected.

Biographical information concerning the nominees, and the current directors of the Board whose terms will continue after the Annual Meeting, appears below.

Nominees (Current Class II Directors With Terms Expiring In 2017)

Kenneth W. Moore

Independent Class II Director Nominee to Serve until the 2018 Annual Meeting, or, if Proposal 1 is not approved, until the 2020 Annual Meeting
Age: 47 Director since 2007	Committees: • Nominating and Corporate Governance Committee Other current public directorships: • None

Our Board has nominated Mr. Moore for election at the Annual Meeting to serve until the 2018 Annual Meeting of Stockholders, or if Proposal 1 is not adopted, for a three-year term expiring in 2020, or until his successor is duly elected and qualified. Mr. Moore served as Managing Director of First Reserve Corporation, a global private equity firm which invests exclusively in the energy industry, from 2004 through 2015. Prior to joining First Reserve, Mr. Moore spent four years with Morgan Stanley in New York. Mr. Moore served as a director of Enstar Group Limited from February 2014 to June 2015, Chart Industries, Inc. from October 2005 to November 2007 and Dresser-Rand Group Inc. from October 2004 to May 2007. Mr. Moore holds a B.A. from Tufts University and an M.B.A. from the Johnson School of Management at Cornell University. Mr. Moore brings significant capital markets and executive management experience to our Board.

PROPOSAL 2    ELECTION OF DIRECTORS

Myles W. Scoggins
Independent Class II Director Nominee to Serve until the 2018 Annual Meeting, or, if Proposal 1 is not approved, until the 2020 Annual Meeting
Age: 69 Director since March 2010	Committees: • Audit Committee (Chairman) and Nominating and Corporate Governance Committee Other current public directorships: • QEP Resources, Inc. • Laredo Petroleum, Inc.

Our Board has nominated Dr. Scoggins for election at the Annual Meeting to serve until the 2018 Annual Meeting of Stockholders, or if Proposal 1 is not adopted, for a three-year term expiring in 2020, or until his successor is duly elected and qualified. Dr. Scoggins has served on the Board of Directors of QEP Resources, Inc., a publicly traded independent onshore U.S. oil and gas exploration and production company, since 2010, and of Laredo Petroleum, a publicly traded independent oil and natural gas company, since 2012. Dr. Scoggins is also President Emeritus of the Colorado School of Mines and served as its President from June 2006 to July 2015. Prior to his appointment with the Colorado School of Mines, Dr. Scoggins had a 34-year career, collectively, with Mobil Corporation and Exxon Mobil Corporation where he held senior executive positions in the upstream oil and gas business. From 1999 to 2004 he served as Executive Vice President of Exxon Mobil Production Company. Prior to the merger of Mobil and Exxon in late 1999, he was President, International Exploration & Production and Global Exploration, and an officer and member of the executive committee of Mobil Oil Corporation. He retired from ExxonMobil in 2004. He was a director for Venoco, Inc. from June 2007 until October 2012, Trico Marine Services, Inc. from March 2005 until August 2011 and Questar Corporation from February 2005 until June 2010. Dr. Scoggins has a Ph.D. in Petroleum Engineering from The University of Tulsa and brings extensive experience in the exploration and production industry, including serving in various senior executive positions in the upstream oil and gas business, to our Board.

Continuing Directors (Current Class I Directors With Terms

Expiring In 2019)

Timothy J. Cutt
Continuing Director
Age: 56 Director since 2016	Committees: • None Other current public directorships: • None

Timothy J. Cutt, 56, has served as Cobalt’s Chief Executive Officer and as a Class I director since July 2016. Prior to joining Cobalt, Mr. Cutt served as President, Petroleum of BHP Billiton, accountable for its global oil and gas business from July 2013 until March 2016. Prior to being appointed President, Petroleum of BHP, Mr. Cutt served as BHP’s President, Diamonds and Specialty Products from 2011 to 2013 and BHP’s President of Production Division in the Petroleum business from 2007 to 2011. Before joining BHP Billiton, Mr. Cutt held positions in engineering, operations and senior management for 24 years with Mobil Oil Corporation and then ExxonMobil. During this time he spent 10 years supporting exploration and production activities in the Gulf of Mexico and held positions of President Hibernia Management and Development Co. and President of ExxonMobil de Venezuela. Mr. Cutt has a Bachelor of Science Degree in Petroleum Engineering from Louisiana Tech University. With over 30 years of experience in the oil and gas exploration and production industry, including in senior management positions, Mr. Cutt brings to our Board a strong financial, technical and operational background and expertise in issues relating to exploration and production activities.

PROPOSAL 2    ELECTION OF DIRECTORS

Jack E. Golden
Continuing Independent Director
Age: 68 Director since 2010	Committees: • Audit Committee and Compensation Committee Other current public directorships: • Atwood Oceanics, Inc.

Dr. Golden joined Shell in 1977 and later BP in 1982. He held numerous executive positions in North America, including President of BP’s North American E&P business. For much of his last decade with BP, he served as Group Vice President – Exploration and Production. During this period, he was involved with the development and operation of BP’s business in North America, Europe, South America, West Africa and Russia. Dr. Golden retired from BP at the beginning of 2006. He is currently Managing Director of Edgewater Energy LLC, a Texas based oil and gas company and serves on the Board of Sand Hill Petroleum B.V., an Amsterdam based oil and gas company, and of Atwood Oceanics, Inc., a public offshore drilling company. Dr. Golden is also President of Four Winds Consulting LLC, which served as advisor to the Board from March 2007 until December 2009. Dr. Golden holds a PhD in Physics. Dr. Golden brings over 20 years of public company oil and gas exploration and production management experience to our Board.

Jon A. Marshall
Continuing Independent Director
Age: 65 Director since 2010	Committees: • Compensation Committee (Chairman) Other current public directorships: • Noble Corporation • Southwestern Energy Company

Mr. Marshall served as President and Chief Operating Officer of Transocean Inc. from November 2007 until May 2008 and was a member of Transocean’s Board of Directors from November 2007 until December 2008. Mr. Marshall served as a director and Chief Executive Officer of GlobalSantaFe Corporation from May 2003 until November 2007, when it merged with a subsidiary of Transocean, and served as the Executive Vice President and Chief Operating Officer of GlobalSantaFe from November 2001 until May 2003. From 1998 to November 2001, Mr. Marshall was employed with Global Marine Inc. where he held the same position. Mr. Marshall currently serves as a director of Noble Corporation and of Southwestern Energy Company. Mr. Marshall received his B.S. degree from the United States Military Academy. Mr. Marshall brings to our Board extensive experience in executive positions and experience as a director for public offshore drilling companies.

PROPOSAL 2    ELECTION OF DIRECTORS

Continuing Directors (Current Class III Directors With Terms Expiring In 2018)

John E. Hagale
Continuing Independent Director
Age: 60 Director since 2016	Committees: • Audit Committee Other current public directorships: • Oasis Petroleum Inc.

Mr. Hagale has been a member of the Board since March 2016 and serves on our Audit Committee. Mr. Hagale served as Executive Vice President and Chief Financial Officer of Rosetta Resources Inc. from November 2011 until its merger with Noble Energy, Inc. in July 2015. Prior to joining Rosetta, Mr. Hagale was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of The Methodist Hospital System from June 2003 through October 2011. He was also employed with Burlington Resources Inc. and its predecessor Burlington Northern Inc. for 15 years where he held a series of executive financial positions with increasing responsibilities, including Executive Vice President and Chief Financial Officer of Burlington Resources Inc. Mr. Hagale began his career with Deloitte Haskins and Sells. Mr. Hagale holds a Bachelor of Business Administration degree in Accounting from the University of Notre Dame. He has more than 30 years of financial and accounting experience and is a certified public accountant. Mr. Hagale also currently serves on the Board of Oasis Petroleum Inc. and is a member of its Audit Committee and Nominating and Governance Committee.

Kay Bailey Hutchison
Continuing Independent Director
Age: 73 Director since 2013	Committees: • Nominating and Corporate Governance Committee Other current public directorships: • None

Senator Hutchison has over 40 years of experience in the public and private sectors. Currently, Senator Hutchison serves as Senior Counsel in Bracewell & Giuliani, LLP’s Dallas, Texas office. From 1993 to 2013, she served as a U.S. Senator. In the history of the Senate, Senator Hutchison was one of only two women ever elected to Republican leadership. She also served as the Ranking Member on the Senate Committee on Commerce, Science and Transportation, as well as the Appropriations Subcommittee for Commerce, Justice, and Science. She was the Chairman of the Military Construction Appropriations Subcommittee and served on the Defense Appropriations Subcommittee. Prior to her Senate service, Senator Hutchison was elected Texas State Treasurer in 1990 and to the Texas House of Representatives in 1972. She served in the Texas House until 1976 when she was appointed by President Gerald Ford to serve as Vice-Chairman of the National Transportation Safety Board. In addition to her political career, Senator Hutchison is also a former bank executive, journalist and small business owner. Senator Hutchison holds a Bachelor of Arts degree from the University of Texas at Austin, and a J.D. from the University of Texas School of Law. Senator Hutchison brings decades of leadership experience in the public and private sectors to our Board, including extensive experience in governmental affairs.

PROPOSAL 2    ELECTION OF DIRECTORS

D. Jeff van Steenbergen
Continuing Independent Director
Age: 61 Director since our inception in November 2005	Committees: • Compensation Committee Other current public directorships: • None

Mr. van Steenbergen is a co-founder and managing partner of Azimuth Capital Management, a Calgary-based energy sector private equity firm. He has been with the firm since 2001 and serves on the boards of six of Azimuth’s international and Canadian portfolio companies. Prior to that, Mr. van Steenbergen was co-head of North American Oil & Gas with JPMorgan & Co. Mr. van Steenbergen has been active in the North American and international energy sector for 38 years and has a wide range of experience in oil and gas and energy infrastructure as a private equity investor, investment banker, and in operations and development planning roles with ExxonMobil and in field operations with Schlumberger. Mr. van Steenbergen holds a B.A.S.C. in Civil Engineering from Queen’s University and an M.B.A. from Dalhousie University, and attended executive programs at Harvard Business School, Stanford University and INSEAD. Mr. van Steenbergen brings extensive energy-related banking and private-equity experience to our Board.

William P. Utt
Continuing Independent Director
Age: 60 Director since 2013	Committees: • Nominating and Corporate Governance Committee (Chairman) Other current public directorships: • Teekay Corporation

Mr. Utt currently serves as our Non-executive Chairman of the Board. Mr. Utt also serves on the Board of Directors of Teekay Corporation, an international crude oil and gas marine transportation services company, and effective as of June 15, 2017 will become its Chairman. Prior to his retirement in 2014, Mr. Utt was the Chairman, President and Chief Executive Officer of KBR, Inc. Prior to joining KBR in 2006, Mr. Utt was President and CEO of SUEZ Energy North America and its predecessor companies from 1995 to 2006, with responsibility for the LNG, retail energy, energy marketing and trading, power generation and development businesses. Mr. Utt holds a B.S. and an M.E. in mechanical engineering from the University of Virginia and has an M.B.A. from, and is also currently an adjunct lecturer for, The Colgate Darden Graduate School of Business Administration at the University of Virginia. Mr. Utt brings extensive experience in the energy sector to our Board, including his prior service as the Chairman and Chief Executive Officer of KBR, Inc., a NYSE-listed public company.

PROPOSAL 2    ELECTION OF DIRECTORS

2016 Director Compensation

The following table presents the total compensation earned or paid for each individual serving as director during fiscal 2016:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(7)	Total Compensation ($)
Joseph H. Bryant	–	(1)	–	–
Timothy J. Cutt	–	(1)	–	–
Jack E. Golden	100,000		87,500	187,500
John E. Hagale	83,516	(2)	131,610	215,126
Kay Bailey Hutchinson	100,000		87,500	187,500
Jon A. Marshall	120,000	(3)	87,500	207,500
Kenneth W. Moore	100,000	(4)	160,178	260,178
Myles W. Scoggins	106,666	(5)	87,500	194,166
D. Jeff van Steenbergen	–		–	–
William P. Utt	192,945	(6)	87,500	280,445
Van P. Whitfield	–	(1)	–	–
Martin H. Young, Jr.	115,000	(7)	87,500	202,500

(1)	All compensation paid to Messrs. Bryant, Cutt and Whitfield is reported in the “2016 Summary Compensation Table”.

(2)	Mr. Hagale joined the Board in March 2016 and elected to receive the pro-rata amount of his annual retainer in shares of our common stock on a deferred basis pursuant to the terms of our Non-Employee Directors Deferral Plan.

(3)	Mr. Marshall elected to receive his entire annual retainer in shares of our common stock on a deferred basis pursuant to the terms of our Non-Employee Directors Deferral Plan. In addition to his annual retainer, Mr. Marshall received $20,000 for serving as Chairman of our Compensation Committee, which Mr. Marshall elected to receive in shares of our common stock on a deferred basis.

(4)	Mr. Moore elected to receive his entire annual retainer in shares of our common stock on a deferred basis pursuant to the terms of our Non-Employee Directors Deferral Plan.

(5)	Dr. Scoggins elected to receive his entire retainer in shares of our common stock on a deferred basis pursuant to the terms of our Non-Employee Directors Deferral Plan. In addition to his annual retainer, Dr. Scoggins received $6,666, representing his pro-rated chairman fee for the time he served as Chairman of our Audit Committee during fiscal 2016 which Dr. Scoggins also elected to receive in shares of our common stock on a deferred basis.

(6)	Mr. Utt elected to receive his entire annual retainer in shares of our common stock on a deferred basis pursuant to the terms of our Non-Employee Directors Deferral Plan. In addition to his annual retainer, Mr. Utt received $5,000 for serving as Chairman of our Nominating and Corporate Governance Committee, which Mr. Utt also elected to receive in shares of our common stock on a deferred basis. Additionally in January 2017, Mr. Utt also received $87,945 in cash related to the annual retainer fee for the Chairman of the Board approved by the Board in January 2017.

(7)	Mr. Young elected to receive his entire annual retainer in shares of our common stock on a deferred basis pursuant to the terms of our Non-Employee Directors Deferral Plan. In addition to his annual retainer, Mr. Young received $15,000 representing his pro-rated chairman fee for the time he served as Chairman of our Audit Committee during fiscal 2016, which Mr. Young also elected to receive in shares of our common stock on a deferred basis.

(8)	Represents the aggregate grant date fair value of restricted stock unit awards granted in 2016 computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates. See Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of our assumptions in determining the aggregate grant date fair value of these awards. On June 1, 2016, each non-employee director received 41,666 restricted stock units with a grant date fair value of $87,500 based on the closing price of common stock on June 1, 2016.

PROPOSAL 2    ELECTION OF DIRECTORS

Other than (i) Mr. van Steenbergen who is related to one of our former financial sponsors, and (ii) Mr. Whitfield who joined the Board in June 2016 in connection with his appointment as interim Chief Executive Officer, all of our other non-employee directors received in 2016:

•	a $100,000 annual retainer (or a pro-rated portion thereof for the year in which the director is elected or appointed to the Board); and

•	restricted stock units with a fair market value of $87,500 pursuant to our Non-Employee Directors Compensation Plan, representing a 50% reduction in the fair market value of the 2015 award of restricted stock units to non-employee directors, consistent with the 50% reduction of the long-term incentive awards granted to our executive officers in fiscal 2016.

In January 2017, the Board approved an additional annual retainer of $150,000 for the Chairman of the Board. This additional retainer was made effective as of June 2016 in light of the significant additional time and commitment by our Chairman during 2016. See “Corporate Governance-Board – Leadership Structure” for additional information about the responsibilities of our Chairman of the Board. The Chairperson of the Audit Committee and Compensation Committee receives an additional annual retainer of $20,000. The Chairperson of the Nominating and Corporate Governance Committee and/or any other committee of the Board receives, for his or her service in each such position, an additional annual retainer of $5,000. These additional retainers are available only for such Chairpersons who are independent non-employee directors and who are not related to any of our former financial sponsors.

The retainers are payable at the director’s election in cash and/or shares of our common stock. Each award of restricted stock units is granted pursuant to a Restricted Stock Unit Award Notification under our Non-Employee Directors Compensation Plan. The award generally is settled one year after grant in shares of our common stock but may also be settled in cash or a combination thereof. Payment with respect to the retainers and restricted stock units may be deferred at the director’s election pursuant to the terms of our Non-Employee Directors Deferral Plan.

The Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of our stockholders. The director compensation program described above was established in 2011 by the Compensation Committee based on a review conducted by Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, who also periodically reviews the compensation of our non-employee directors. Consistent with the 50% reduction in long-term incentive awards granted to our executive officers in fiscal 2016, the Compensation Committee reduced by 50% the fair market value of the restricted stock awards granted to our non-employee directors under our Non-Employee Director Compensation Plan in fiscal 2016. Other than the reduction to the long-term incentive award to our non-employee directors in fiscal 2016, there have not been any changes to the overall design of the program or amounts paid to our non-employee directors since 2011.

Vote Required

Each director will be elected by the vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote. This means the number of votes cast “for” a director must exceed 50% of the votes cast with respect to that director (excluding abstentions and broker non-votes). Under the Company’s Corporate Governance Guidelines, if a director fails to receive the required majority of the votes cast, such director will tender his or her resignation and the

PROPOSAL 2    ELECTION OF DIRECTORS

Nominating and Corporate Governance Committee will act promptly to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board of Directors will then consider the recommendation and publicly disclose its decision within 90 days after the certification of the election results.

Recommendation

The Board recommends that stockholders vote “FOR” each of the nominees for director. If not otherwise specified, proxies will be voted “FOR” each of the nominees for director.

PROPOSAL 3	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP, an independent registered public accounting firm, as independent auditors to audit our financial statements for the year ending December 31, 2017. Inclusion of this proposal in our proxy statement to ratify the appointment of our independent auditors for the year ending

December 31, 2017 is not required, but is being submitted as a matter of good corporate practice. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

Fees Paid to Independent Auditors

The following table presents aggregate fees billed to us for the years ended December 31, 2016 and 2015, for professional services rendered by Ernst & Young LLP, our principal accountant for the audit of our annual financial statements and review of our interim financial statements. Audit fees for fiscal 2016 include estimates of unbilled amounts.

Name	2016	2015
	($ in thousands)
Audit Fees(1)	$2,550	$1,921
Audit-Related Fees(2)	330	40
Tax Fees(3)	$99	$143
All Other Fees	–	–
Total Fees	$2,979	$2,104

(1)	Audit Fees. Audit fees consisted of fees billed by Ernst & Young LLP for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements

(2)	Audit-Related Fees: Fiscal 2016 and 2015 audit-related fees primarily consisted of agreed-upon procedures and audits that are not required by statute or regulation.

(3)	Tax Fees. Consists of fees billed for professional services related to tax compliance, tax advice, and other tax planning services and advice.

Pre-Approval Policies and Procedures

Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee charter. The Audit Committee pre-approves all services performed by Ernst & Young LLP and discloses such fees above. The charter is available on our website at www.cobaltintl.com. The information on or accessible through our website is not incorporated by reference into this proxy statement. The Audit Committee considers whether the provision of the services disclosed above is compatible with maintaining Ernst & Young LLP’s independence.

PROPOSAL 3     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Vote Required

The affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve Proposal 3. Abstentions shall not be treated as votes cast. Brokers will have discretionary authority to vote on Proposal 3.

Recommendation

The Board recommends that stockholders vote “FOR” Proposal 3: The ratification of Appointment of Independent Auditors. If not otherwise specified, proxies will be voted “FOR” Proposal 3.

PROPOSAL 4	ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) requires us to provide an advisory stockholder vote to determine whether to present the advisory stockholder vote to approve the compensation of our named executive officers (“Say-on-Pay”) every one, two or three years. At our annual meeting of stockholders in 2011, our stockholders voted for annual Say-on-Pay advisory votes on executive compensation. The Company has held advisory Say-on-Pay votes on the compensation of our executive officers at every subsequent annual meeting. Dodd Frank also requires that our stockholders be given the opportunity, at least once every six years, to have a separate vote to re-determine the frequency of the say on pay vote.

Our executive compensation program is administered by the Compensation Committee, which is responsible for recommending to the full Board the amount and form of compensation to be paid to our executive officers. Compensation decisions are complex and, with respect to our named executive officers, are disclosed in our proxy statement pursuant to the disclosure rules of the SEC. Our Board of Directors and Compensation Committee have considered carefully the advantages and disadvantages of each frequency option, and believe that having an annual vote makes compensation more responsive to and reflective of stockholders’ interests and concerns. As such, they have determined to again recommend to stockholders that they vote for an annual, non-binding advisory vote on executive compensation.

Vote Required

Although, as an advisory vote, this proposal is not binding upon us or the Board, the Compensation Committee will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on this matter. The affirmative vote of a majority of the votes cast affirmatively or negatively of the Annual Meeting at which a quorum is present and entitled to vote on this proposal will determine the stockholders’ preferred frequency for holding future advisory votes on executive compensation. If none of the three frequency choices receives a majority, the Board will consider the frequency choice that receives the plurality of votes cast. Abstentions and broker non-votes shall not be treated as votes cast.

Recommendation

While you have the opportunity to vote for every one, two or three years, or abstain from voting on the frequency of say-on-pay votes, the Board recommends that you vote “ONE YEAR” regarding Proposal 4: Advisory vote on the frequency of executive compensation advisory votes. If not otherwise specified, proxies will be voted “ONE YEAR” regarding Proposal 4.

PROPOSAL 5	NAMED EXECUTIVE OFFICER COMPENSATION

At the 2011 Annual Meeting of Stockholders, a majority of our stockholders voted, on an advisory non-binding basis, to hold an advisory non-binding vote on executive compensation every year. Consistent with this recommendation by our stockholders, the Board has determined that it will include an advisory non-binding stockholder vote on executive compensation in its proxy materials every year.

Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote on the fiscal 2016 compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the

Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).”

Please refer to the section entitled “Executive Compensation” of this proxy statement for a detailed discussion of our executive compensation principles and practices and the fiscal 2016 compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the fiscal 2016 compensation of our named executive officers.

To help ensure that all stockholder views are well understood by the Board, we also encourage stockholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns with regard to our executive compensation principles and practices.

Vote Required

Although, as an advisory vote, this proposal is not binding upon us or the Board, the Compensation Committee will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions. The affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve Proposal 5. Abstentions and broker non-votes shall not be treated as votes cast.

Recommendation

The Board recommends that stockholders vote “FOR” Proposal 5: Advisory non-binding vote on executive compensation to approve the compensation of our named executive officers as disclosed in this proxy statement. If not otherwise specified, proxies will be voted “FOR” Proposal 5.

PROPOSAL 6	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

Overview

This proposal is asking you to approve the Cobalt International Energy, Inc. Second Amended and Restated Non-Employee Directors Compensation Plan (the “Plan”). On February 22, 2017, upon recommendation of the Compensation Committee, our Board of Directors approved an amendment to our existing director compensation plan, the Amended and Restated Cobalt

International Energy, Inc. Non-Employee Directors Compensation Plan (the “Prior Plan”), which, if approved by stockholders, would increase the number of authorized shares from 1,750,000 to 4,750,000. These numbers would be adjusted if the Reverse Stock Split (as defined and explained in further detail in Proposal 7) is approved by stockholders and implemented by the Board of Directors, in their sole discretion.

Summary of Our Non-Employee Director Compensation Program and Current Awards Outstanding

The following is a description of our non-employee director compensation program. Each member of our Board of Directors who is not an employee of the Company or currently related to any of our former financial sponsors receives (i) a $100,000 annual retainer, (ii) if applicable, additional annual retainers for service on committees of our Board of Directors and (iii) an annual award of restricted stock units (“RSUs”) with a grant date value of $175,000, which vest and settle on the first anniversary of the grant date (the retainers and RSUs are pro-rated for the year in which the director is elected or appointed).

The retainers are payable in the Board’s discretion in cash and/or shares of our common stock. Payment of the retainers and RSUs may be deferred at each director’s election pursuant to our Non-Employee Directors Deferral Plan. As of March 2, 2017, an aggregate of 2,462,931 RSUs were outstanding under the Prior Plan. We currently have 455,373 shares available for issuance under the Prior Plan, not taking into account outstanding awards. Assuming shares are used to settle our outstanding RSUs, we would be able to issue 455,373 shares that underlie our outstanding RSUS, resulting in a shortfall of 2,007,558 shares which would have to be settled in cash under the Prior Plan.

In 2016, the fair market value of the annual award of RSUs to each non-employee director was reduced by 50% to align with the 50% reduction in the long-term incentive awards granted to our executive officers in fiscal 2016.

Why You Should Approve the Plan

We are seeking approval of the Plan so we can continue to compensate our directors with awards in shares of our common stock. Absent your approval of this amendment, we will not have sufficient shares authorized to make RSU grants to our non-employee directors which may be settled in shares of our common stock.

To continue to compensate our directors based on our historical compensation practices, if we were to eliminate our annual equity award grants

PROPOSAL 6	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

and replace solely with cash awards, it would result in additional annual cash payments totaling $1,225,000, based on grant date value. If the Plan is not approved, we would be required to use cash in lieu of stock-settled RSUs for awards to our directors which would come at a time when we are otherwise focused on preserving our cash and liquidity position.

Shares available for issuance under the Prior Plan were rapidly depleted due to the following factors:

•	The continued suppression of oil prices globally has depressed the stock prices of companies in the oil exploration industry, including Cobalt.

•	Awards granted pursuant to our non-employee director compensation program are cash denominated. As a result, while the dollar amount of our director compensation has generally remained consistent (other than in 2016, when directors voluntarily received less compensation), we have had to grant awards based on lower stock prices, requiring more shares than historically required.

•	Since 2010, the number of non-employee members of our Board who are eligible to receive compensation for their Board service has increased, resulting in a corresponding increase in both the aggregate dollar amount per year of our director compensation and number of shares utilized in our director compensation program.

We believe it is critical for our directors to continue to receive equity-based compensation to further align director and stockholder interests and to subject our directors to the same stock price pressures as our investors. Due to the downward pressure on Cobalt’s stock price, the realizable pay of our directors associated with RSU grants has been far below the face value of the grant amounts, as shown below.

Director Equity Compensation	Equity Value at Grant Date	Realizable Equity Pay(1)
2016	$87,500	$50,833
2015	$175,000	$21,522
2014	$175,000	$11,801

(1)	Reports value of stock underlying RSUs granted for year, based on Cobalt’s stock price at 12/30/16.

We note that fiscal 2016 was a demanding year for our Company and the Board. As described in “Meetings of the Board of Directors and its Committees,” our Board held 17 meetings, a 42% increase in the number of meetings from fiscal 2015. This was due in part to increased demands on the Board, which included among other things, overseeing the raising of an additional $500 million in first lien debt, the renegotiation of the Rowan Rig Reliance Contract, the sale process of our Angolan assets and the changes in the executive management team.

We determined the number of shares under the Plan for which we are seeking approval taking into account our current stock price and the terms of our non-employee director compensation program. Our program has remained generally constant since 2011. Using this methodology, we project the increase would be sufficient to last us through fiscal 2018. The number of shares may not be sufficient through such time period if our stock price declines or if more of our directors elect to receive their annual retainers in shares.

Our Board of Directors believes the Plan is in the best interests of stockholders and supports this proposal for the following reasons:

•

Importance of Equity as a Compensation Tool for Directors.    Under NYSE rules, the Plan will not be effective if our stockholders do not approve it. In order to continue implementing our non-employee director compensation program, which aligns the interests of our directors with those of our stockholders, we

PROPOSAL 6	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

need a plan that has sufficient share capacity to cover long-term incentive awards.

•	Cash Drain If Amendment Is Not Approved. If the Plan is not approved, it will be necessary to significantly increase the cash-based component of non-employee director compensation.

•	Plan Incorporates Best Corporate Governance Practices. The terms of the Plan are designed to protect stockholder interests and provide our non-employee directors with competitive compensation, encouraging a sense of proprietorship and further stimulating the development and financial success of the Company.

We highlight the following factors in support of approval of the Plan:

•	We have director stock ownership guidelines that require directors to hold shares, at the end of each year, with a value equal to five times their annual retainer. Please see “Executive Compensation – Stock Ownership Guidelines” for additional information.

•	Our directors do not receive retirement benefits or perquisites.

•	The Plan limits equity awards to directors to an aggregate value of no greater than $500,000 in any calendar year.

Summary of the Plan

The following is a brief description of the material features of the Plan. The description set forth below is qualified in its entirety by reference to the full text of the Plan, which is set forth in Annex B.

Shares Available

The total number of shares of our common stock available for issuance under the Plan is 4,750,000 (taking into account shares issued and those remaining available under the Prior Plan to settle outstanding awards). If an award (other than a replacement award described below) expires or is canceled or forfeited, then the shares covered by such award, including (i) the number of shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an award or taxes related to an award and (ii) any shares subject to an award that is settled without the issuance of shares, will again be available for issuance under the Plan. Shares underlying replacement awards (i.e., awards granted in assumption of, or in substitution for, an outstanding award previously granted by a company that we acquire or with which we combine) do not count against the number of shares available for issuance under the Plan.

Forms of Awards

The Plan provides for grants of stock options, RSUs and other stock-based awards. The Plan also provides for the grant of replacement awards.

Award Limits

Subject to adjustment as described below, no participant under the Plan is eligible to receive in any calendar year equity awards with an aggregate value of more than $500,000.

Adjustments

If our Board of Directors determines that an adjustment is appropriate, it may adjust equitably the terms of any outstanding awards and the number of shares of our common stock issuable

PROPOSAL 6	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

under the Plan to reflect any change in the shares of our common stock resulting from a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of our common shares or other securities, issuance of warrants or other rights to purchase our common shares or other securities, issuance of our common shares pursuant to the anti-dilution provisions of our securities or any other similar corporate transaction or event affecting our shares.

Eligibility

Each member of our Board of Directors who is not (i) a full-time or part-time officer or employee of the Company or (ii) an equity partner or service provider of any of the former private equity sponsors of the Company is eligible to receive awards under the Plan.

Administration

Our Board of Directors administers the Plan, has authority to select individuals to whom awards are granted and determines the types of awards and number of shares covered and the terms and conditions of awards, including the applicable vesting schedule and whether the award will be settled in cash or shares.

Key Terms of Awards

Stock Options.    A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (other than a replacement award) is determined by our Board of Directors but may not be less than the closing price of a share of our common stock on the grant date. Our Board of Directors determines the date after which each stock option may be exercised and the expiration date of each option. However, no stock option may be exercised after the expiration of ten years from the grant date.

Restricted Stock Units.    RSUs represent a contractual right to receive the value of a share of our common stock in shares, cash or a combination thereof at a future date, subject to specified vesting and other restrictions.

Other Stock-Based Awards.    Our Board of Directors is authorized to grant other stock-based awards, which may be denominated in shares of our common stock or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon our performance or business units or any other factors designated by our Board of Directors.

Transfer

Unless permitted by our Board of Directors or specifically provided in an award agreement, a participant may not sell, assign or transfer an award prior to exercise or settlement, other than by will or a beneficiary designation pursuant to the terms of the Plan.

Termination of Service and Change in Control

Our Board of Directors determines the effect of a termination of service on outstanding awards, including whether the awards will vest, become exercisable, be settled or be forfeited. Stock- based awards will automatically vest in connection with a change in control.

PROPOSAL 6	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

The Plan generally defines a “change in control” to mean:

•	the acquisition of more than 50% of the combined voting power of our outstanding securities;

•	the replacement of the majority of our directors during any 12-month period (other than by directors approved by a majority of our remaining directors);

•	the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately prior to such transaction continue to represent at least 50% of the combined voting power and total fair market value of our securities or those of the surviving entity outstanding immediately after such transaction); or

•	the transfer of our assets having an aggregate fair market value of more than 50% of our fair market value immediately prior to such transfer, but only if, in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of our fair market value immediately prior to such transfer.

Term of the Plan

The Plan expires after the earliest to occur of (i) the tenth anniversary of the date on which the Plan is approved by our stockholders (i.e., May 2, 2027), (ii) the maximum number of shares available for issuance under the Plan have been issued or (iii) our Board of Directors terminates the Plan.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the Plan, subject to approval of our stockholders if required by the rules of the stock exchange on which our shares are principally traded. Our Board of Directors may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent unless such action (i) is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (ii) imposes any “clawback” or recoupment provisions on any award in accordance with the terms of the Plan.

An award agreement may contain additional terms and restrictions, including vesting conditions, not inconsistent with the terms of the Plan, as our Board of Directors may determine.

U.S. Federal Income Tax Consequences of Awards

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance of awards under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Internal Revenue Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

Taxes are not due when a RSU is initially granted. Participants will realize taxable ordinary income equal to the fair market value of the shares underlying the RSUs when the shares are delivered to the participant. On any subsequent sale of the shares, the participant will realize a capital gain or loss in an amount equal to the net sale proceeds, less the participant’s tax basis in the shares. We are generally entitled to an income tax deduction that corresponds in time and amount to the ordinary income that the participant recognizes.

PROPOSAL 6	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

New Plan Benefits

The number of shares underlying RSUs received in the future under the Plan by a participant is not determinable at this time. The awards to directors in the future under the Plan will be consistent with the director compensation program described above under “Summary of Our Non-Employee Director Compensation Program and Current Awards Outstanding,” as such program may be modified from time to time.

Vote Required

The affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve this Proposal.

Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on this proposal.

Recommendation

The Board recommends that stockholders vote “FOR” Proposal 6: Approval of the Cobalt International Energy, Inc. Second Amended and Restated Non-Employee Directors Compensation Plan. If not otherwise specified, proxies will be voted “FOR” Proposal 6.

PROPOSAL 7	REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

Background and Proposed Amendments

Our Certificate of Incorporation currently authorizes the Company to issue a total of 2,200,000,000 shares of capital stock, consisting of 2,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 200,000,000 shares of preferred stock, par value $0.01 per share.

On March 10, 2017, the Board approved an amendment to our Certificate of Incorporation to effect, at the discretion of our Board (a) a reverse stock split (the “Reverse Stock Split”) that will reduce the number of shares of outstanding Common Stock in accordance with a ratio to be determined by the Board within a range of 1-for-5 and 1-for-15 currently outstanding and (ii) a reduction of the number of authorized shares of Common Stock by a corresponding proportion (the “Authorized Share Reduction”). The amendments must be approved by stockholders for the Board to effect the Reverse Stock Split and the Authorized Share Reduction. If this Proposal 7 is approved by our stockholders and the Reverse Stock Split is effected, between every 5 to 15 outstanding shares of Common Stock would be combined and reclassified into one share of Common Stock. Additionally, if this Proposal 7 is approved by our stockholders and the Authorized Share Reduction is effected, the number of authorized Common Stock would be proportionally reduced by the Reverse Stock Split ratio, resulting in a decrease from 2,000,0000,000 authorized shares of Common Stock to between approximately 400,000,000 shares of Common Stock and 133,333,333 shares of Common Stock.

Notwithstanding approval of this Proposal 7 by our stockholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. As such, the actual timing for implementation of the Reverse Stock Split and the Authorized Share Reduction would be determined by the Board of Directors, in its sole discretion. If this Proposal 7 is approved by our stockholders, the Board of Directors will make a determination as to whether effecting the Reverse Stock Split and the Authorized Share Reduction is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to maintain the listing of the Common Stock on the NYSE without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If the Board of Directors determines to effect the Reverse Stock Split and the Authorized Share Reduction, it will hold a Board meeting to determine the ratio of the Reverse Stock Split. The actual number of authorized shares of our Common Stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board. For additional information concerning the factors the Board of Directors will consider in deciding whether to effect the Reverse Stock Split and the Authorized Share Reduction, see “— Determination of the Reverse Stock Split Ratio” and “—Board Discretion to Effect the Reverse Stock Split and the Authorized Share Reduction.”

The text of the proposed amendments to the Company’s Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction is attached hereto as Annex C (the “Reverse Stock Split Charter Amendment”). If this Proposal 7 is approved by the Company’s stockholders, the Company will have the authority to file the Reverse Stock Split Charter

PROPOSAL 7    REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board

of Directors deems necessary and advisable. The Board of Directors has determined that these amendments are advisable and in the best interests of the Company and its stockholders and has submitted the amendments for consideration by our stockholders at the Annual Meeting.

Reasons for the Reverse Stock Split

Our Common Stock is currently listed on the NYSE under the symbol “CIE.” In order for our Common Stock to continue trading on the NYSE, the Company must comply with various continual listing standards, including that the Common Stock maintain a minimum average closing price of at least $1.00 per share during any consecutive 30 trading-day period.

On February 27, 2017, the Company received a deficiency notice from the NYSE stating that the price of the Company’s Common Stock had fallen below this continued listing standard. Under NYSE rules, the Company can avoid delisting if, during the permitted period following receipt of the NYSE notice, the Company’s Common Stock price per share and 30 trading-day average share price rises above $1.00. During this period, the Company’s Common Stock will continue to be traded on the NYSE, subject to compliance with other continued listing requirements. If the Company is not able to regain compliance with the continued listing requirement in the applicable time period, the NYSE will provide written notification that the Company’s Common Stock would be subject to delisting from the NYSE.

This Proposal 7 is part of the Company’s plan to cure the deficiency and to return to compliance with the NYSE. If the Company’s stock price does not increase to a level sufficient to maintain NYSE listing through market trading, and assuming stockholders have approved this Proposal 7, the Company will implement the Reverse Stock Split, utilizing the ratio the Board believes will best position the Company for long-term listing on the NYSE or another similar exchange, and the Authorized Share Reduction (subject to obtaining requisite Board approval). We believe that the Reverse Stock Split will increase the trading price of our Common Stock to a level high enough to satisfy the NYSE average minimum closing price requirement for continued listing, and that the Reverse Stock Split would be the most effective means available to avoid the delisting of our Common Stock.

A delisting from the NYSE will also make us ineligible to use Securities and Exchange Commission (‘‘SEC’’) Form S-3 to register the sale of shares of our Common Stock or other securities with the SEC, thereby making it more difficult and expensive for us to register our common stock or other securities and raise additional capital.

We also believe that delisting from the NYSE could adversely affect the liquidity, marketability and price of our Common Stock, as well as affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from the NYSE could also have other negative results, including the potential loss of confidence by institutional investors. We believe that the NYSE provides a broader market for our Common Stock than would the alternatives, such as the OTC Bulletin Board or the “pink sheets.”

Although any increase in the market price of our Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, we anticipate that the Reverse Stock Split will result in an increase in the average closing price of our Common Stock that will be large enough and continue for a sufficient period to avoid delisting from the NYSE.

PROPOSAL 7    REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

Finally, delisting from the NYSE would constitute a “fundamental change” under the Company’s convertible notes indentures. In such event, the holders of such notes will have the right to require the Company to repurchase notes for cash at 100% of the principal amount of notes to be purchased plus accrued and unpaid interest. A requirement by such holders for the Company to repurchase some or all of such notes for cash will have a material adverse effect on the Company’s business, financial condition and results of operations, including if the Company does not have sufficient funds or is otherwise unable to comply with such requirement in accordance with the convertible notes indentures.

Reasons for the Authorized Share Reduction

Our Certificate of Incorporation currently authorizes the Company to issue a total of 2,200,000,000 shares of capital stock, consisting of 2,000,000,000 shares of Common Stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share. In connection with the Reverse Stock Split, the Board of Directors believes that it is in the best interests of the Company to decrease the authorized number of Common Stock in proportion to the Reverse Stock Split ratio, which would reduce the total number of authorized Common Stock to between approximately 400,000,000 shares of Common Stock and 133,333,333 shares of Common Stock.

Risks Associated with the Reverse Stock Split

•	The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term. As noted above, the principal purpose of the Reverse Stock Split is to increase the per share market price of our Common Stock above the $1.00 per share minimum average closing price requirement under the NYSE rules. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business, operational and financial performance, general market conditions, and prospects for future success. Finally, even if the amendments are approved, there is no assurance that the Board of Directors will elect to amend the Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

•	The Reverse Stock Split May Decrease the Liquidity of our Common Stock. The Board of Directors believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

•	The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May

PROPOSAL 7    REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.
•	The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of shares of Common Stock outstanding following the Reverse Stock Split.

Effects of the Reverse Stock Split

•	Effects of the Reverse Stock Split on Issued and Outstanding Shares. If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including shares held by the Company as treasury shares, by a Reverse Stock Split ratio of between 1-for-5 and 1-for-15. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in any stockholder receiving an additional share of Common Stock as a result of rounding up a fractional Common Share. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per Common Stock will remain $0.01.

As of March 6, 2017, the record date, the Company had 448,309,776 shares of Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-5, after giving effect to such Reverse Stock Split, there would be approximately 89,661,955 shares of Common Stock that would be issued and outstanding.

•	Effects of the Reverse Stock Split on Outstanding Equity Awards. If the Reverse Stock Split is effected, the terms of equity awards under the Amended and Restated Long Term Incentive Plan, the Amended and Restated Non-Employee Directors Compensation Plan, the 2015 Long Term Incentive Plan and the Inducement Restricted Stock Award Plan (collectively, the “Incentive Plans”), including the per share exercise price of options and stock appreciation rights and the number of shares issuable under outstanding awards, will be proportionally adjusted to maintain the approximate economic value of such awards. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Incentive Plans will be adjusted and proportionately decreased as a result of the Reverse Stock Split. Any fractional shares resulting from any such reductions or adjustments will be rounded down to the nearest whole share to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

PROPOSAL 7    REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

As of the record date, the Company had an aggregate of 27,476,936 shares of Common Stock authorized for issuance under the Incentive Plans. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-5, the number of shares of Common Stock authorized for issuance under the Incentive Plans after the Reverse Stock Split would be approximately 5,495,387. As a result, a pre-Reverse Stock Split stock option representing the right to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share would be converted into post-Reverse Stock Split stock option representing the right to purchase 2,000 Common Stock at an exercise price of $25.00 per share. At a 1-for-5 ratio, outstanding awards under the Incentive Plans would be affected as follows:

•	A pre-Reverse Stock Split stock option or stock appreciation right representing the right to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share would be converted into post-Reverse Stock Split stock option or stock appreciation right representing the right to purchase 2,000 shares of Common Stock at an exercise price of $25.00 per share.

•	A pre-Reverse Stock Split grant of restricted stock units representing a right to receive 10,000 shares of Common Stock, the cash equivalent of 10,000 shares of Common Stock or a combination thereof would be converted into a post-Reverse Stock Split grant of restricted stock units representing a right to receive 2,000 shares of Common Stock, the cash equivalent of 2,000 shares of Common Stock or a combination thereof.

•	A pre-Reverse Stock Split grant of 10,000 restricted shares of Common Stock would be converted into a post-Reverse Stock Split grant of 2,000 restricted shares of Common Stock.

•	Effects of the Reverse Stock Split on Outstanding Convertible Notes. In December

2012 and May 2014, we issued our 2.625% Convertible Senior Notes due 2019 (the “2.625% Convertible Notes”) and our 3.125% Convertible Senior Notes due 2024 (the “3.125% Convertible Notes”), respectively. The 2.625% Convertible Notes are convertible into shares of our Common Stock upon the occurrence of certain events at the initial conversion rate of 28.0230 shares of Common Stock per $1,000 in principal amount of the 2.625% Convertible Notes. Pursuant to the indenture governing the 2.625% Convertible Notes, if this Proposal 7 is approved, then, upon the effective date of the Reverse Stock Split, the conversion rate will be proportionately adjusted by multiplying the conversion rate in effect immediately prior to the Reverse Stock Split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after the effective date of the Reverse Stock Split (excluding any treasury shares), and the denominator of which is the number of shares of common stock outstanding immediately prior to the effective date of the Reverse Stock Split (excluding any treasury shares). The 3.125% Convertible Notes are convertible into shares of our Common Stock upon the occurrence of certain events at an initial conversion rate of 43.3604 shares of Common Stock per $1,000 in principal amount of the 3.125% Convertible Notes (subject to the conditions set forth in the indenture governing the 3.125% Convertible Notes). Pursuant to the indenture governing the 3.125% Convertible Notes, if this Proposal 7 is approved, then, upon the effective date of the Reverse Stock Split, the conversion rate will be proportionately adjusted by multiplying the conversion rate in effect immediately prior to the Reverse Stock Split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after the effective date of the Reverse Stock Split (excluding any treasury shares), and the denominator of which is the number of shares of common

PROPOSAL 7    REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

stock outstanding immediately prior to the effective date of the Reverse Stock Split (excluding any treasury shares).

•	Effects of the Reverse Stock Split on Voting Rights. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Share Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split.

•	Effects of the Reverse Stock Split on Regulatory Matters. Our Common Stock is currently registered under Section 12(b) of the Exchange Act and the Company is subject to the periodic reporting and other requirements

of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC. If the Reverse Stock Split is implemented, the Common Stock will continue to trade on the NYSE under the symbol “CIE,” subject to the Common Stock complying with all of the requirements of the NYSE.

We do not believe that the Reverse Stock Split is reasonably likely to have, nor would it have the purpose of producing, a going private effect within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because, as of the record date, we already had fewer than 300 record holders and the purpose of the Reverse Stock Split would be for our common stock to remain listed on NYSE.

Effects of the Authorized Share Reduction

If the Authorized Share Reduction is effected, it will reduce the total number of shares of Common Stock that we are authorized to issue from 2,000,000,0000 to between approximately 400,000,000 shares of Common Stock and 133,333,333 shares of Common Stock. The decrease in the number of authorized Common Stock would result in fewer shares of authorized but unissued Common Stock being available for future issuance for various purposes, including raising capital or making acquisitions. However, we believe that if the Authorized Share Reduction is effected, the amount of authorized but unissued Common Stock will be sufficient for our future needs. Notwithstanding approval by our stockholders, if the Reverse Stock Split is not effected by the Board, it will also not effect the Authorized Share Reduction.

Treatment of Fractional Shares in the Reverse Stock Split

The Company does not intend to issue fractional shares in the event that a stockholder owns a number of Common Stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, each fractional

Common Share will be rounded up to the nearest whole Common Share. Accordingly, a stockholder who would be issued a fractional Common Share will instead be entitled to receive an additional share of Common Stock.

PROPOSAL 7    REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

Determination of the Reverse Stock Split Ratio

The Board of Directors believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board of Directors will be not less than 1-for-5 and not more than 1-for-15.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•	the per share price of our Common Stock immediately prior to the Reverse Stock Split;

•	the expected stability of the per share price of our Common Stock following the Reverse Stock Split;
•	our ability to maintain the listing of our Common Stock on the NYSE;

•	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our market capitalization before and our expected market capitalization after the Reverse Stock Split.

We believe that granting our Board of Directors the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board of Directors chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split and the Authorized Share Reduction

If the Reverse Stock Split is approved by our stockholders, the Reverse Stock Split and the Authorized Share Reduction will only be effected upon a determination by the Board of Directors, in its sole discretion, that filing the Reverse Stock Split Charter Amendment to effect the Reverse Stock Split and the Authorized Share Reduction is in the best interests of the Company and its stockholders. This determination by the Board of Directors will be based upon a variety of factors, including those discussed under “—Determination of the Reverse Stock Split Ratio” above. We expect that the primary focus of the Board of Directors in determining whether or not to file the Reverse Stock Split Charter Amendment will be whether we can maintain the listing of our Common Stock on the NYSE by curing any deficiency without effecting the Reverse Stock Split.

Effective Time of the Reverse Stock Split and the Authorized Share Reduction

Notwithstanding approval of the this Proposal 7 by our stockholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. If the Board decides to

PROPOSAL 7    REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

implement the Reverse Stock Split and the Authorized Share Reductions, the Reverse Stock Split and the Authorized Share Reduction would become effective when the Reverse Stock Split

Charter Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware.

Exchange of Share Certificates

Holders of Certificated Shares of Common Stock. If the Reverse Stock Split is effected, each certificate representing pre-Reverse Stock Split Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split Common Stock at the effective time of the Reverse Stock Split. As soon as practicable after the effective time of the Reverse Stock Split, the Transfer Agent will mail a letter of transmittal to the Company’s stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split Common Stock to the Transfer Agent in exchange for certificate(s) representing post-Reverse Stock Split Common Stock. No certificate(s) representing post-Reverse Stock Split Common Stock will be issued to a stockholder, and no rounding up of a fractional Common Share will occur, until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split Common Stock, together with a properly completed and executed letter of transmittal, to the Transfer Agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split Common Stock for certificate(s) representing post-Reverse Stock Split Common Stock registered in the same name.

Registered “Book-Entry” Holders of Common Stock. Stockholders who hold uncertificated Common Stock electronically in “book-entry” form will have their holdings electronically adjusted by the Transfer Agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split Common Stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split Common shares will contain the same restrictive legend or notation.

Beneficial Holders of Common Stock. Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Any stockholder whose share certificate(s) representing pre-Reverse Stock Split Common Stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split Common Stock after complying with the requirements that the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

Following the effective date of the Reverse Stock Split, our common stock will have a new CUSIP number, which number is used to identify our equity securities, and stock certificates with the old CUSIP number will be exchanged for stock certificates with the new CUSIP numbers by following the procedures described above.

PROPOSAL 7    REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

STOCKHOLDERS SHOULD NOT DESTROY SHARE CERTIFICATES REPRESENTING PRE-REVERSE SHARE SPLIT COMMON SHARES AND SHOULD NOT SUBMIT ANY SHARE

CERTIFICATES REPRESENTING PRE-REVERSE SHARE SPLIT COMMON SHARES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.01. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on the Company’s consolidated balance sheet attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer Common Stock outstanding. The Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split Ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders of our common stock. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Code, and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. Any such change could affect the continuing validity of this discussion.

This discussion does not address the tax consequences to U.S. holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, partnerships, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, persons subject to the alternative minimum tax or the unearned income Medicare tax and persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address stockholders that are not U.S. holders (as defined below). This summary also assumes that the pre-Reverse Stock Split Common Stock was, and the post-Reverse Stock Split Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the Code. All stockholders are urged to consult with their own tax advisors with respect to the U.S. federal tax consequences as well as any state, local or non-U.S. tax consequences of the Reverse Stock Split.

As used herein, the term “U.S. holder” means a holder that, for U.S. federal income tax purposes, is a beneficial owner of our common stock and is:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income tax regardless of its source.

PROPOSAL 7    REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

In general, the Reverse Stock Split should be treated as a tax-free recapitalization and no gain or loss should be recognized by a U.S. holder upon the exchange of pre-Reverse Stock Split Common Stock for post-Reverse Stock Split Common Stock. The aggregate tax basis of the post-Reverse Stock Split Common Stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split. A U.S. holder’s holding period in the post-Reverse Stock Split Common Stock should include the period during which the U.S. holder held the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split.

As noted above, we will not issue fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, U.S. holders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a Common Share to round up to the next whole share of post-Reverse Stock Split Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Common Stock are not clear. It is possible that U.S. holders whose fractional shares are rounded up to the nearest whole share may recognize income or gain for U.S. federal income tax purposes. U.S. holders whose fractional shares are rounded up to the nearest whole share should consult their tax advisors.

The tax treatment of a U.S. holder may vary depending upon the particular facts and circumstances of such stockholder. Each U.S. holder is urged to consult with its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No Appraisal Rights

Under Delaware law, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Charter Amendment.

If the Proposal is Not Approved

If the proposal is not approved, we may be unable to maintain the listing of our Common Stock on the NYSE, which could adversely affect the liquidity and marketability of our Common Stock.

Vote Required

This Proposal 7 will be approved if it receives the affirmative vote of a majority of the shares of Common Stock entitled to vote. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Recommendation

The Board recommends that stockholders vote “FOR” Proposal 7: Amendment to the Company’s Charter to Effect the Reverse Stock Split and Proportionally Reduce the

Number of Authorized Common Stock. If not otherwise specified, proxies will be voted “FOR” Proposal 7.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Our focus is to deliver long-term value to our stockholders. Since our inception, Cobalt has created an impressive and unique portfolio of deepwater assets in the Gulf of Mexico and West Africa. As these assets move toward development, the Board has been focused on ensuring the creation of a sustainable enterprise capable of converting these considerable discovered resources into realized value for stockholders. As such, during 2016, the Board transitioned the previous exploration focused management team to one with deeper production and development expertise, including with a particular focus on the financial management of such activities. The timing of this transition was also important to manage the near term challenges Cobalt faces in the macro environment and to optimize the development of world class assets in an attractive cost environment. With this in mind, our compensation programs are designed to attract and retain key executive officers critical to our success, compensating them fairly and competitively for their responsibilities and accomplishments. We achieve this primarily through our mix of base salary, annual bonuses, long-term equity incentive grants and sound governance practices, which further align management’s interests with those of our stockholders.

Fiscal 2016 was a transformational year for the Company with several key changes in the executive management team. In June 2016, our former Chairman and Chief Executive Officer resigned and the Company appointed Timothy J. Cutt as Chief Executive Officer, effective July 2, 2016. Also in July 2016, David D. Powell joined the Company as our Chief Financial Officer. Messrs. Cutt and Powell bring extensive experience across the entire E&P industry value chain, including financial management, and deepwater development and production. These executives strengthen our leadership team and position the Company to optimize the development of our assets and execute on our strategic initiatives.

Overview and Objectives

This Compensation Discussion and Analysis (“CD&A”) provides stockholders with an understanding of our compensation philosophy, objectives, policies and practices in place during 2016, as well as the factors considered by our Compensation Committee in making compensation decisions for 2016. We have also highlighted some of the changes the Board adopted for our executive compensation programs effective in 2017. This CD&A focuses on the compensation of our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers for 2016, and those persons who served in the roles of Chief Executive Officer and Chief Financial Officer during fiscal 2016 (the “NEOs” or “named executive officers”), namely:

2016 Principal Executive Officers	Timothy J. Cutt	Chief Executive Officer
	Joseph H. Bryant(1)	Former Chairman and former Chief Executive Officer
	Van P. Whitfield(2)	Former Chief Operating Officer and former Interim Chief Executive Officer

2016 Principal Financial Officers	David D. Powell	Chief Financial Officer
	Shannon E. Young, III(3)	Former Executive Vice President and Chief Financial Officer
2016 Other Named Executive Officers	James H. Painter	President, Exploration & Appraisal
	James W. Farnsworth	President – Exploration for 2016
	Shashank V. Karve	Executive Vice President, Projects for 2016

EXECUTIVE COMPENSATION

(1)	Effective as of June 1, 2016, Mr. Bryant resigned as Chairman and Chief Executive Officer, and effective as of July 2, 2016, Mr. Cutt was appointed Chief Executive Officer.

(2)	On March 16, 2016, Mr. Whitfield gave notice of his intent to resign as Chief Operating Officer to be effective as of June 30, 2016. Effective June 1, 2016 he was appointed Interim Chief Executive Officer and served in such role until July 1, 2016.

(3)	Effective as of July 8, 2016, Mr. Powell replaced Mr. Young as our Chief Financial Officer.

2016 Executive Compensation Program Design Changes

In addition to the transition of our management team in fiscal 2016, our executive compensation programs have been redesigned to better align with best practices geared more towards our pay-for-performance philosophy and be more quantitative and objective than our historical practices.

In 2016, 58% of stockholder votes were cast on an advisory basis in favor of our “Say-on-Pay” vote on executive compensation. Although a majority of our stockholders expressed satisfaction with our executive compensation programs, the Board and the Company were concerned with this level of support. As a result, the Board, the Compensation Committee and the management team engaged in stockholder outreach and committed themselves to understand the points of criticism and address them through changes in the design of our executive compensation program.

After the announcement of the appointment of Mr. Cutt, our Chairman of the Board and our Compensation Committee Chairman engaged with our stockholders to gather their feedback covering a range of topics, including corporate governance practices and our executive compensation program. Shortly after his arrival, Mr. Cutt also engaged directly with our stockholders and listened carefully to their concerns about various matters, including the Company’s executive compensation program. In all, during 2016, we spoke to substantially all of our top stockholders, representing approximately 70% of the voting power of our common stock and, as reflected in the table below, made changes to our executive compensation program and governance practices that reflects the input received from our 2016 shareholder outreach program. Ongoing investor relations discussions with stockholders have also continued throughout the year.

EXECUTIVE COMPENSATION

The following table describes the primary criticisms our stockholders articulated about Cobalt’s compensation programs and the changes we have made to address those concerns:

Stockholder Concerns Expressed	Our Response in 2016-2017
Lackluster “Say-on-Pay” support in 2015 and 2016.

As described above, our Chief Executive Officer, the Compensation Committee Chairman and the Chairman of the Board, engaged with our stockholders to understand their primary concerns with our executive compensation programs.

Management was directed by the Compensation

Committee to collaborate with the Committee’s independent compensation consultant to develop a sustainable, performance-based executive compensation program aligned with best-practice governance standards.

Historically, equity grants have generally been time-based.

Based on the feedback received, as discussed above, the Compensation Committee adopted an executive compensation program more heavily weighted towards “pay-for-performance”, including:

75% of the annual grant-date equity value to our Chief Executive Officer and Chief Financial Officer in 2017 was made in the form of performance-based awards.

50% of annual grant-date equity value to our other executive officers in 2017 was made in the form of performance-based awards.

In 2016, 50% of the new hire equity grants made to our current Chief Financial Officer and our President, Operations were made in the form of performance-based awards.

One-off, executive performance-based equity awards for selected individuals.

We did not renew employment agreements that included commitments for large equity awards with long periods to meet performance and we do not intend to enter into similar arrangements in the future. Our current performance awards measure performance over three year periods.

Historical equity grant values appeared to increase during periods of poor stockholder returns.

The value of the annual long-term equity grants made to our executive officers in fiscal 2016 was reduced by 50% from 2015.

The Board hired a new Chief Executive Officer under a reduced compensation arrangement relative to the prior Chief Executive Officer. The new Chief Executive Officer’s equity incentive compensation package features 75% performance-based awards and 25% time-based awards.

No comprehensive recoupment policy.	On July 29, 2016, the Board adopted the Cobalt International Energy, Inc. Incentive Compensation Recoupment Policy that is posted on our website at http://www.cobaltintl.com/about-us.

EXECUTIVE COMPENSATION

Other Considerations

•	Overall Philosophy – Highly Skilled and Lean Management Team with Significant Industry Experience. We compete for talent with some of the world’s largest oil companies, including ExxonMobil, Chevron, BP, Total, BHP and Anadarko. Our success stems from having a senior leadership team staffed with experienced executives from these larger oil companies. Our compensation programs must compete with the programs available at these bigger companies to attract the best industry talent with performance-based opportunities. We also believe that we assign relatively more responsibilities to a smaller group of leaders, with each executive having a broader role and impact than they otherwise might at a larger company.

•	Compensation Peers. We are not aware of any other public company that names Cobalt as a direct peer for compensation purposes. We operate in the deepwater exploration and production business and compete directly with some of the world’s largest oil companies for talent. Therefore, we must stay competitive with these larger companies on compensation even though they have far more capital and other resources than we do and are not our peers in terms of size or revenue. Our Compensation Committee reviews a wide variety of factors, including compensation data from a broad range of oil and gas industry companies, when making compensation decisions.

•	Early Stage of Maturation. It requires many years to explore, appraise and develop highly complex deepwater offshore oil and gas fields. We are still relatively early in our company life cycle, with significant assets maturing into production. We have only been producing oil and gas from our Heidelberg project since January 2016. Thus, traditional performance metrics such as EBITDA, revenue, operating cash flow and production would not be effective performance metrics for our incentive compensation programs. For these reasons, historically we did not generally have performance metrics in our equity compensation programs (although certain awards were tied to stock price performance). However, beginning in 2016, we have put in place long-term equity grants with performance conditions based on our performance against the Russell Midcap Energy Index, an independent index of publicly traded oil and gas companies (the “Russell Energy Index”). In addition, our performance-based annual short term incentive program is structured to be as specific and objective as possible.

Pay for Performance

•	Annual Short Term Incentive. The Company has a short-term annual bonus program to encourage superior performance on key corporate and employee metrics that are critical to our business. Under the program, bonus awards are based on achievement of metrics established by the Compensation Committee. We believe it is important to reward exceptional performance that leads to achievement of financial, Company and individual goals. The bonus program measures Key Performance Indicators (“KPI’s”) to ensure a direct link between our reward system and Company performance and stockholder interests. KPI’s align with annual operational and financial targets and strategic goals and are determined individually. The actual incentive earned by our executive officers is determined by annual performance against KPI’s and individual performance. The program is also structured to encourage stretch, but achievable, financial, operational and strategic growth where the maximum bonus opportunity for the KPI’s is up to 150% of target.

•

Performance-Based Long-Term Incentives.    With Mr. Cutt’s arrival, both the Compensation Committee and senior management committed to implement a more conventional, cost-effective, competitive and performance-based long-term equity incentive program. With the assistance of

EXECUTIVE COMPENSATION

Meridian (the Compensation Committee’s independent compensation consultant), outside counsel, other outside consultants and direct input from our stockholders, we developed a new long-term equity incentive program for our executive officers with the following features:

•	The new long-term equity incentive program delivers a significantly higher percentage of at-risk performance-based equity compensation opportunities. Beginning in 2017, our Chief Executive Officer and Chief Financial Officer received 75% of the value of their long term equity award in the form of performance-based awards and 25% of the value of their award in the form of time-based awards. Beginning in 2017, our other executive officers received 50% of the value of their long-term equity award in the form of performance-based awards and 50% of the value of their award in the form of time-based awards.

•	The performance-based stock units will vest from 0% to 150% based on our total shareholder return performance over a three-year period against the Russell Energy Index.

•	None of the performance-based stock units will vest if our total shareholder return is more than 15 percentage points lower than the Russell Energy Index returns over a three-year performance period.

•	Performance-based stock units will vest at rates between 50% and 150% of the awarded units if our total shareholder return is in a range from 15 percentage points lower to 15 percentage points higher than the Russell Energy Index returns over the performance period.

•	Performance-based stock units will vest at 150% of the awarded units if our total shareholder return equals or is 15 percentage points greater than the Russell Energy Index returns over the performance period.

•	We selected the Russell Energy Index because it includes a large, stable group of oil and gas companies similarly affected by the macro-economic influences of oil and gas commodity prices. Over the performance period, rising commodity prices will increase the performance benchmark required for our performance-based awards to vest.

•	We derived the performance benchmark window from an analysis of index companies over the past three overlapping three-year periods. The indicated range approximated the 25th to 75th performance percentiles within the index group over these time periods.

In Summary

•	NEO Compensation Changes. As described earlier, the Compensation Committee reduced NEO compensation cost from prior levels. Specific actions include:

•	2016 long-term equity incentive awards were granted at 50% of the value of the 2015 awards.

•	Mr. Cutt’s annual target long-term equity incentive award is 59% less than the average grant-date award value provided to our former Chief Executive Officer in 2013 – 2015 (Mr. Bryant voluntarily declined his annual long-term equity incentive award in 2016).

EXECUTIVE COMPENSATION

•	The Board did not renew the employment agreements with two of our executive officers that included supplemental equity awards.

What we do:

✓	Stock ownership guidelines for officers and directors, 6-times salary for the CEO

✓	Clawback/Recoupment policy

✓	Compensation Committee engages an independent compensation advisor

✓	Performance-based annual bonus programs structured to be as formulaic as possible

✓	Majority of NEO compensation consists of “at risk” variable cash and equity incentives

✓	Minimum vesting period for equity awards

✓	No base salary increases since 2014

✓	Reduction of 2016 equity grant values by 50%

✓	Equity awards have performance metrics

What we don’t do:

×	No tax gross-ups

×	No single-trigger vesting

×	No special NEO benefits or perquisites

×	No hedging or pledging of our stock by NEOs

×	No re-pricing or discounting of options or SARS

×	No liberal share recycling

2016 Strategic and Operational Success

In 2016, the worldwide oil and gas industry struggled with a very difficult external environment due to the severe and prolonged downturn in oil and gas prices. In spite of these enormous challenges, we achieved several significant strategic and operational successes in 2016, which our Compensation Committee considered in its compensation process:

•	Enhanced the balance sheet by raising $500MM in first lien debt and moved $616MM of 2019 debt to 2023.

•	Cancelled and renegotiated the Rowan Rig Reliance Contract, achieving $80MM in savings and successfully reduced operated drilling costs by 22%.

•	Delivered operations results within 2016 Board approved budget.

•	Drilled two new discoveries offshore Angola.

•	Advanced appraisal of Gulf of Mexico discovered resources at North Platte, Anchor and Shenandoah.

Compensation Process

The Compensation Committee reviews and, together with the other independent members of the Board, determines the compensation of our Chief Executive Officer. The Compensation Committee also reviews and approves the compensation of our other executive officers. In doing so, the Compensation

EXECUTIVE COMPENSATION

Committee (i) identifies corporate goals and objectives relevant to executive officer compensation and assigns a formulaic award value to each objective, (ii) evaluates each executive officer’s performance in light of such goals and objectives and (iii) reviews and determines any long-term incentive components. As part of its process, the Compensation Committee reviews the recommendations of the Chief Executive Officer. In 2016, the Compensation Committee met eight times.

To assist in this process, since 2010, the Compensation Committee has annually retained Meridian to review our compensation program, including the design of the program, each element of compensation under the program and the total target compensation for each executive and key employee. Meridian is an independent compensation consulting firm and does not provide any other services outside of matters pertaining to executive and director compensation and corporate governance. Meridian reports directly to the Compensation Committee, which is the sole party responsible for determining the scope of services performed by Meridian, and the directions given to Meridian regarding the performance of such services. In connection with its retention, Meridian has provided the Compensation Committee with information necessary for an evaluation of its independence, as set forth in Section 10C-1 of the Securities Exchange Act of 1934, as amended, to determine whether a potential conflict of interest might arise in connection with advising the Compensation Committee. After reviewing the information, the Compensation Committee concluded that Meridian’s advice is objective and no conflict exists.

The Compensation Committee, with the advice of Meridian, has concluded that we do not have a single group of comparator or peer firms for purposes of traditional benchmarking and percentile targeting. Rather than looking solely to a single peer or comparator group, our compensation practice throughout our organization is to review compensation comprehensively on a position-by-position basis and determine the particular skill set required to be successful at Cobalt for the particular position in question. The skill set necessarily varies among positions but may include:

•	executive management experience at oil and gas enterprises;

•	deepwater experience and technical expertise;

•	international experience including managing multiple geographic locations;

•	experience growing and maturing a company through its lifecycle;

•	relevant financial management and commercial experience; and

•	relevant compliance and legal experience.

EXECUTIVE COMPENSATION

When considering NEO compensation actions in 2016, the Committee referenced data from a large cross-section of industry companies as gathered in a recognized industry survey of North America independent upstream oil and gas companies. The Committee does not target a fixed percentile from this information, but uses it as a supplement reference to the individual factors described above. Listed below are the participating companies in the referenced compensation survey:

• Anadarko Petroleum Corp.	• EOG Resources Inc.	• Oasis Petroleum Inc.

• Antero Resources Corp.	• EP Energy Corp.	• Occidental Petroleum Corp.

• Apache Corp.	• EQT Corp.	• Parsley Energy Inc.

• Bill Barrett Corp.	• EXCO Resources Inc.	• PDC Energy Inc.

• Cabot Oil & Gas Corp.	• Freeport-McMoran Inc.	• Penn Virginia Corp.

• California Resources Corp.	• Gulfport Energy Corp.	• Pioneer Natural Resources Co.

• Carrizo Oil & Gas Inc.	• Halcon Resources Corp.	• QEP Resources Inc.

• Chesapeake Energy Corp.	• Hess Corp.	• Range Resources Corp.

• Cimarex Energy Co.	• Jones Energy Inc.	• Resolute Energy Corp.

• Comstock Resources Inc.	• Kosmos Energy Ltd.	• Sanchez Energy Corp.

• Concho Resources Inc.	• Linn Energy LLC	• Sandridge Energy Inc.

• Denbury Resources Inc.	• Marathon Oil Corp.	• SM Energy Co.

• Devon Energy Corp.	• Murphy Oil Corp.	• Southwestern Energy Co.

• Eclipse Resources Corp.	• National Fuel Gas Co.	• Ultra Petroleum Corp.

• Encana Corp.	• Newfield Exploration Co.	• W&T Offshore Inc.

• Energen Corp.	• Noble Energy Inc.	• WPX Energy Inc.

The Committee believes the referenced survey information describes broad trends and practices specific to the industry that are helpful in the Committee’s decision-making; however, the collective participating companies are not representative of Cobalt’s specific business model within the industry. Some companies are much larger and more diversified than we are and some focus on a different segment of the oil and gas business than we do, such as onshore resource development rather than our focus on deepwater.

EXECUTIVE COMPENSATION

Elements of Executive Compensation

Our compensation program has historically consisted of base salary, annual incentive bonuses and long-term time-based equity incentive awards. As discussed above, in fiscal 2016, our Compensation Committee adopted an executive compensation program that further emphasizes our pay-for-performance culture. The graphs below compare our current and former Chief Executive Officers’ annual target compensation:

CEO Direct Annual Target Compensation

Mr. Cutt’s annual target compensation for fiscal 2017 (consisting of base salary, target bonus and time- and performance-based restricted stock awards) is $5,000,000, representing a 49% decrease from the annual target compensation of $9,750,000 of our former Chief Executive Officer in fiscal 2016. The chart above shows the annual target compensation opportunities for our former Chief Executive Officer in fiscal 2016 and for Mr. Cutt, our current Chief Executive Officer, in fiscal 2017, and the mix between performance-based and not performance-based compensation. In fiscal 2016, approximately 10% of our former Chief Executive Officer’s annual target compensation was performance-based and tied to the achievement of certain key performance indicators. As discussed above, during fiscal 2016, our executive compensation program was re-designed for fiscal 2017 to provide that a greater percentage of our Chief Executive Officer’s and other executive officers’ annual target compensation opportunity will be provided in the form of performance-based compensation. For fiscal 2017, 65% of Mr. Cutt’s annual target compensation will be provided in the form of performance-based compensation through performance-based stock units which pay out based on comparative TSR.

EXECUTIVE COMPENSATION

Base Salary

In 2016, none of the NEOs had base salary increases from the previous year. Similarly, none of the continuing NEOs received salary increases for 2017. The Committee believes that 2017 salaries are competitive and appropriate under the current circumstances. As demonstrated in the following table, no adjustments have been made to any of our named executive officers’ base salaries in the past three years:

Named Executive Officer	2014 Annual Base Salary ($)	2015 Annual Base Salary ($)	2016 Annual Base Salary ($)
Mr. Cutt(1)	–	–	1,000,000
Mr. Bryant	1,000,000	1,000,000	1,000,000
Mr. Whitfield	775,000	775,000	775,000
Mr. Powell(1)	–	–	510,000
Mr. Young(2)	–	475,000	475,000
Mr. Painter	700,000	700,000	700,000
Mr. Farnsworth	700,000	700,000	700,000
Mr. Karve(3)	–	–	550,000

(1)	Mr. Cutt’s and Mr. Powell’s annual base salary is not included for fiscal 2014 and 2015 as each joined the Company during fiscal 2016.

(2)	Mr. Young’s base salary is not included for fiscal 2014 as he joined the Company in fiscal 2015.

(3)	Mr. Karve’s base salary is not included for fiscal 2014 or 2015 as he joined the Company in 2015 but did not become a named executive officer until 2016.

In connection with Mr. Painter’s appointment as President, Exploration and Appraisal, Mr. Painter’s fiscal 2017 base salary will be $625,000, a 12% reduction from his prior base salary which reflects his position and experience compared to similar positions among our peer group.

EXECUTIVE COMPENSATION

Annual Bonus

Our annual incentive plan focuses key executives on achievement of the near-term and long-term objectives of our current business plan and is premised on our pay-for-performance philosophy. Each year, our Compensation Committee, in consultation with our Chief Executive Officer and Meridian, establishes key performance indicators for that year. The performance indicators are derived from our strategic and business growth plan. We specifically structured our NEOs’ annual bonuses to be formulaic, based upon the achievement of near-term and long-term goals as well as individual performance metrics. The graphic below sets forth each category of performance indicator and its targeted weighting in the formulaic calculation the Compensation Committee uses to determine annual bonus amounts.

2016

Performance Indicator Target Weighting

In 2016, we selected multiple performance metrics, as described below, because we believe no one metric is sufficient to capture the performance we are seeking to drive, and any metric in isolation is unlikely to promote the well-rounded executive performance necessary to enable us to achieve long-term success. We also believe that, at this stage in our Company’s history, the metrics below are most closely correlated to increasing stockholder value and best measure performance concerning financial and business objectives and strategic goals.

EXECUTIVE COMPENSATION

The table below sets forth further detail surrounding our 2016 key performance indicators, including corresponding milestones for each indicator established by our Compensation Committee in consultation with our Chief Executive Officer and Meridian. The Compensation Committee approved 2016 results and payments after applying the formulaic weighting associated with each indicator.

Performance Indicator	Target Milestone	Stretch Milestone	Target Weighting	Stretch Weighting	Total Possible Weighting
HSSE			15%	7.5%	22.5%
	• No fatalitites	• No material uncontained releases of hydrocarbons into the environment	5%	2.5%	7.5%
	• Satisfy SEMS Audit Improvement I Corrective Action Plan obligations as approved by BSEE (operated GOM)	• No Lost Time Incidents	5%	2.5%	7.5%
	• Conduct two (2) Cobalt audits during the year to validate Bridging Document alignment between Rowan’s agreed HSSE policies and procedures and actual rig practices	• No Incident of Non- Compliance (INC’s)	5%	2.5%	7.5%
Angola			25%	12.5%	37.5%
	• Close the Angola sale or measurably mitigate the impact of a delayed Angola close through other measures	• Complete the transition of the Angola business by year end	25%	12.5%	12.5%
Financial			15%	7.5%	22.5%
	• Deliver 2016 operational results within 2016 Board approved budget	• Deliver 2016 operational results within 95% of Board approved budget	7.5%	3.75%	11.25%
	• Significantly Improve the debt maturity schedule to better align with development plans and raise new funds as required. Organization wide focus on and improvement in timing of payments and receivables	–	7.5%	3.75%	11.25%
Exploration, Appraisal, Development Production Operations			25%	12.5%	37.5%
	• Spud and successfully evaluate Goodfellow		2.5%	1.5%	4%
	• Identify and recommend options to diversify and rebuild exploration portfolio	• Successfully divest non-core assets	5%	2%	7%
	• Increase Heidelberg production through development drilling and completion success	–	2.5%	1%	3.5%
	• Reduce CIE operated drilling spread costs by 20%	• Reduce CIE operated drilling costs by 30%	10%	5%	15%
	• Successfully drill 2 appraisal wells	• Complete unitization of S. Anchor with partners in the Anchor unit or mature a drill ready location for our S. Anchor prospect	5%	3%	8%
	• Progress funding alternatives for Shenandoah, Anchor & North Platte		N/A	N/A	N/A
Strategic Initiatives			20%	10%	30%
	• Complete staff reduction and reorganization efforts to support alignment with a more efficient and sustainable business	–	7.5%
	• Deliver incremental cost reset initiatives to significantly reduce costs		7.5%	10%	30%
	• Meet Board expectations with respect to evaluation of M&A options		5%
TOTAL			100%	50%	150%

EXECUTIVE COMPENSATION

HSSE: Approved Payout of 20%

Performance Indicator	Target Milestone		Stretch Milestone
HSSE
✓	• No fatalltites	✓	• No material uncontained releases of hydrocarbons into the environment
✓	• Satisfy SEMS Audit Improvement I Corrective Action Plan obligations as approved by BSEE (operated GOM)	✓	• No Lost Time Incidents
✓	• Conduct two (2) Cobalt audits during the year to validate Bridging Document alignment between Rowan’s agreed HSSE policies and procedures and actual rig practices	X	• No Incident of Non-Compliance (INC’s)

The Compensation Committee determined that the target award of 15% was achieved for our HSSE performance that was considered outstanding by industry standards. Additionally, the Compensation Committee determined 5% of the stretch objectives were achieved, having completed the year with no material uncontained releases of hydrocarbons and no lost time incidents.

Angola: Approved Payout of 0%

Performance Indicator	Target Milestone		Stretch Milestone
Angola
X	• Close the Angola sale or measurably mitigate the impact of a delayed Angola close through other measures	X	• Complete the transition of the Angola business by year end

The Compensation Committee determined that none of the KPIs related to Angola were achieved, notwithstanding the substantial effort invested to re-market the Angola assets after the Purchase and Sale Agreement expired and two new discoveries that were safely drilled while our Angola position was substantially downsized. The Compensation Committee considered these factors in determining that we had not met the performance objectives and therefore the Angola performance indicator was allocated a 0% performance weight.

Financial: Approved Payout of 15%

Performance Indicator	Target Milestone		Stretch Milestone
Financial
✓	• Deliver 2016 operational results within 2016 Board approved budget	X	• Deliver 2016 operational results within 95% of Board approved budget
✓	• Significantly improve the debt maturity schedule to better align with development plans and raise new funds as required. Organization wide focus on and improvement in timing of payments and receivables		–

EXECUTIVE COMPENSATION

The Compensation Committee determined that the target award of 15% was achieved for our financial performance. In making this determination, the Compensation Committee noted that we had (i) delivered operations results within 2016 Board approved budget, (ii) canceled and renegotiated the Rowan Rig Reliance Contract achieving $80MM in savings and (iii) raised $500MM in first lien debt and moved $616MM of 2019 debt to 2023. The Compensation Committee also noted that the stretch objective was not achieved and therefore awarded none of the stretch award opportunity.

Exploration, Appraisal, Development Production Operations: Approved Payout of 20%

Performance Indicator	Target Milestone		Stretch Milestone
Exploration, Appraisal, Development Production Operations
X	• Spud and successfully evaluate Goodfellow		–
✓	• Identify and recommend options to diversify and rebuild exploration portfolio	X	• Successfully divest non-core assets
X	• Increase Heidelberg production through development drilling and completion success		–
✓	• Reduce CIE operated drilling spread costs by 20%	X	• Reduce CIE operated drilling costs by 30%
✓	• Successfully drill 2 appraisal wells	X	• Complete unitization of S. Anchor with partners in the Anchor unit or mature a drill ready location for our S. Anchor prospect
N/A	• Progress funding alternatives for Shenandoah, Anchor & North Platte		–

The Compensation Committee determined that an award of 20% was achieved for our exploration, appraisal, and development production operations performance. In making this determination, the Compensation Committee noted that we had (i) identified and recommended options to diversify and rebuild our exploration portfolio, (ii) reduced operated drilling costs by 22%, (iii) successfully drilled two appraisal wells and (iv) although we spud and successfully evaluated Goodfellow, the Compensation Committee awarded none of the target milestone award associated with Goodfellow because the well was drilled with too high of a working interest. The Committee awarded none of the target milestone award for increasing Heidelberg production through development drilling and completion success given the disappointing Heidelberg performance. The Compensation Committee awarded none of the stretch award.

Strategic Initiatives: Approved Payout of 15%

Performance Indicator	Target Milestone	Stretch Milestone
Strategic Initiatives
✓	• Complete staff reduction and reorganization efforts to support alignment with a more efficient and sustainable business	–
✓	• Deliver incremental cost reset initiatives to significantly reduce costs	–
X	• Meet Board expectations with respect to evaluation of M&A options	–

EXECUTIVE COMPENSATION

The Compensation Committee determined that an award of 15% was achieved for our strategic initiatives performance. In making this determination, the Compensation Committee noted that we had met expectations with respect to (i) completing staff reduction and reorganization efforts to support alignment with a more efficient and sustainable business, and (ii) delivering incremental cost reset initiatives to significantly reduce costs, except with respect to evaluation of M&A options.

Based on the foregoing, and as described in more detail above, the Compensation Committee approved a total 70% payout under the Company’s KPI component of its annual bonus program.

As discussed above, the Compensation Committee, in consultation with Meridian and our Chief Executive Officer, applied the formulaic weighting for each key performance indicator and approved a payout of each NEO’s respective target bonus amount as shown in the table below. Mr. Bryant resigned from Company in June 2016 and thus forfeited his eligibility to receive a fiscal 2016 bonus. As part of each of Messrs. Whitfield’s, Young’s, Farnsworth’s and Karve’s separation from the Company, the Compensation Committee approved that, as part of their respective severance arrangements, each would be eligible to receive an annual bonuses based on their length of service during 2016 and based on actual performance.

In structuring the categories of key performance indicators toward the beginning of each year, the Compensation Committee recognizes that (i) each NEO has a higher level of responsibility for one category or subset of performance indicators over others; and (ii) certain achievements may not have been appropriately reflected in the formulaic weighting of the performance indicators because the Compensation Committee did not envision such achievements at the time the performance indicators were developed. After applying the weightings associated with each key performance indicator, the Compensation Committee makes an assessment of the individual’s contribution and accountability for the objectives that are the subject of the bonus recommendations from the CEO and any other factors the Compensation Committee considers relevant. The Compensation Committee may also exercise positive or negative discretion before making final incentive bonus determinations. Based on this analysis, the Compensation Committee approved the following bonus amounts for our NEOs:

•	Mr. Cutt received an annual bonus of 88% of his annual target bonus opportunity based on the achievement of the Company’s KPIs and after giving effect to the Compensation Committee’s exercise of positive discretion for his individual contributions, including (i) the successful cancellation and renegotiation of Rowan Rig Reliance Contract achieving $80MM in savings, (ii) raising $500MM in 1st lien debt, (iii) moving $616MM of 2019 debt to 2023, and (iv) the successful strengthening of the leadership team by attracting new key executive talent to the organization.

•	As a result of his resignation in June 2016, Mr. Bryant forfeited his bonus eligibility.

•	Mr.Whitfield’s employment with the Company ended on July 1, 2016 and therefore received 70% of his annual target bonus opportunity based on the achievement of the Company’s KPIs and his individual contributions, including (i) providing leadership to, and oversight of, the Company in his role as Chief Operating Officer during the restructuring and downsizing in 2016, (ii) achieving significant cost-savings for the Company related to the Company’s downsizing efforts, and (iii) for his dedication and serving as our Interim Chief Executive Officer from June 2016 until the appointment of Mr. Cutt in July 2016.

•

Mr. Powell received an annual bonus of 84% of his annual target bonus opportunity based on the achievement of the Company’s KPIs and after giving effect to the Compensation Committee’s exercise of positive discretion for his individual contributions, including (i) the $500MM capital raise in December 2016 designed to support Cobalt’s efforts to appraise our North Platte discovery, (ii) the

EXECUTIVE COMPENSATION

amendment to the Rowan drilling contract, resulting in a savings of $80MM, and (iii) the development of the financial leadership team and his deep financial management expertise and strategic planning.

•	Based upon on the Compensation Committee’s assessment of the individual performance of Mr. Young, the Compensation Committee exercised negative discretion to reduce the bonus that would otherwise have been paid to Mr. Young to zero.

•	Mr. Painter received an annual bonus of approximately 84% of his annual target bonus opportunity based on the achievement of the Company’s KPIs and after giving effect to the Compensation Committee’s exercise of positive discretion for his individual contributions, including (i) safety program improvements and leadership and training, (ii) reducing operated drilling costs by 22%, (iii) reducing Gulf of Mexico inventory by 37%, and (iv) successfully winding down our Angolan operations in connection with the purchase and sale agreement we had entered into with Sonangol.

•	Mr. Farnsworth received an annual bonus of approximately 42% of his annual target bonus opportunity. Based on the Compensation Committee’s assessment of his individual performance, the Compensation Committee exercised negative discretion and reduced his target bonus opportunity.

•	Based upon the Compensation Committee’s assessment of the individual performance of Mr. Karve, the Compensation Committee exercised negative discretion to reduce the bonus that would otherwise have been paid to Mr. Karve to zero.

The following table shows bonuses paid to each NEO for 2014, 2015 and 2016:

Named Executive Officer	2014 Annual Bonus			2015 Annual Bonus			2016 Annual Bonus
	Target %	Payout %	Bonus Paid(1) ($)	Target %	Payout %	Bonus Paid(1) ($)	Target %	Payout %	Bonus Paid(1) ($)
Mr. Cutt	–	–	–	–	–	–	100%	88%	875,000
Mr. Bryant	100%	200%	2,000,000	100%	0%	0	100%	0%	0
Mr. Whitfield	100%	132%	1,023,000	100%	85%	658,800	100%	70%	543,000
Mr. Powell	–	–	–	–	–	–	75%	84%	322,000
Mr. Young	–	–	–	75%	60%	212,000	75%	0%	0
Mr. Painter	75%	132%	693,000	75%	85%	446,300	75%	84%	441,000
Mr. Farnsworth	75%	132%	693,000	75%	85%	446,300	75%	42%	221,000
Mr. Karve	–	–	–	–	–	–	75%	0%	0

(1)	Bonus paid equals the product of (i) base salary, multiplied by (ii) target bonus percentage, multiplied by (iii) approved payout percentage, multiplied by (iv) individual performance multiplier. The bonuses for Messrs. Whitfield, Young, Farnsworth and Karve represent amounts paid pursuant to the terms of their respective arrangements discussed in more detail under the section entitled “Potential Payments Upon Termination or Change in Control.” Mr. Karve was not an employee during fiscal 2014, nor was he a named executive officer in fiscal 2015, thus his annual bonuses for fiscal 2014 and 2015 are not included. Mr. Cutt’s and Mr. Powell’s annual bonuses are not included for fiscal 2014 and 2015 since each joined the Company during fiscal 2016.

Annual cash bonuses with respect to the 2016 fiscal year under the annual incentive plan were calculated in late February and paid in March 2017.

EXECUTIVE COMPENSATION

Long Term Equity Incentive Compensation

Equity Compensation Process

Equity-based compensation has served an important role in our compensation programs since our IPO. We have delivered significant portions of compensation in the form of long-term equity incentive awards to align executives and employees with stockholders, motivate continued growth and retain important talent in the organization. The initial discussions around equity awards typically occur in the latter portion of each calendar year, and continue with further discussions in the first quarter of the following calendar year, culminating with a determination by our Compensation Committee on the specific levels and types of equity compensation to be awarded to each of our NEOs.

In early 2016 the Compensation Committee and Company evaluated the proper course of action considering the steep decline in stock price to below $5.00. To recognize and align with our long-term investors, the Compensation Committee approved the following actions for 2016:

•	The Compensation Committee reduced the target grant-date value of annual long-term incentive equity awards by 50% for all recipients.

•	The Compensation Committee granted the entire long-term equity incentive award in the form of time-vested restricted share units, in order to conserve shares at a low stock price, and in recognition of the dramatic increase in stock price volatility at prevailing prices.

•	Our former Chief Executive Officer, Joseph H. Bryant, did not receive a long-term incentive award in 2016.

Transition to Performance-Based Equity Awards in 2017

As described earlier, in 2016 the Compensation Committee charged management to develop a new total compensation strategy that included performance-based equity compensation as a significant portion of top officer long-term incentive awards. The Company evaluated a range of alternatives to tie future vesting of equity to objective measures of long-term company performance. Methods and metrics the Company considered as performance conditions in these awards included:

•	The Company’s relative stock price performance compared to other public oil and gas companies that face the same macro-economic influences of commodity price fluctuations.

•	The Company’s absolute stock price performance over an extended period, in particular as a recovery from the low stock prices experienced as a result of the prevailing commodity price environment.

•	The Company’s performance against specific financial metrics over a short- or long-term performance period, to include revenue growth, cost control and income growth.

After extensive evaluation, management proposed to the Compensation Committee a long-term performance plan that featured grants of share-based units with vesting conditioned upon total shareholder return performance against an oil industry equity benchmark (the Russell Energy Index). In order for executives to realize compensation value from these awards, we will need to achieve several critical performance conditions:

•	We must stabilize the balance sheet and asset portfolio in order to maintain or grow the underlying principal value of the equity awards.

•	Our total shareholder return must match or beat the Russell Energy Index returns over the subsequent three-year period in order to earn at least the full number of awarded target share units.

EXECUTIVE COMPENSATION

•	If our total shareholder return is more than 15 percentage points lower than the Russell Energy Index returns over the subsequent three-year period, recipients will forfeit the entirety of their performance award; recipients will only earn between 50% and 100% of their awarded share units if total shareholder return is between 0 and 15 percentage points lower than the Russell Energy Index returns.

•	The maximum number of units a recipient can earn is 150% of the awarded units, if our total shareholder return equals or is 15 percentage points greater than the Russell Energy Index returns over the three-year performance period; recipients will earn between 100% and 150% of their targeted share units if total shareholder return is between 0 and 15 percentage points greater than the Russell Energy Index returns.

Commodity price uncertainties over the subsequent three-year period made any specific financial benchmark unreliable as a performance condition. The Company and Compensation Committee determined that an award featuring both absolute and relative stock price performance inherently motivated executives and employees to deliver the underlying financial, operating and strategic performance required to earn the incentives.

Cobalt committed to award NEOs at least 50% of long-term equity incentive awards in the form these performance-based share units. In February 2017, our Chief Executive Officer and Chief Financial Officer received 75% of their long-term incentive award in performance-based share units.

The following table shows equity awards granted to each NEO in fiscal 2016 and 2017. The progression illustrates the 50% decrease in equity value awarded in 2016, our former CEO’s not receiving the 2016 annual award and the incorporation of performance-based long-term incentives in 2017.

	Name	2015 Equity Awards (Intended Value and Mix)(1)	2016 Equity Awards (Intended Value and Mix)(2)	2017 Equity Awards (Intended Value and Mix)(3)
2016 Principal Executive Officers	Mr. Cutt	N/A	$4,000,000, all in the form of time-based restricted stock	$3,000,000, 75% in performance-based awards and 25% in time-based awards
	Mr. Bryant	$7,750,000, 50% in restricted stock and 50% in stock appreciation rights	$0	N/A
	Mr. Whitfield	$1,162,500, 50% in restricted stock and 50% in stock appreciation rights	$581,250, all in the form of restricted stock units	N/A
2016 Principal Financial Officers	Mr. Powell	N/A	$374,850, all in the form of restricted stock units	$765,000, 75% in performance-based awards and 25% in time-based awards
	Mr. Young	N/A	$296,875, all in the form of restricted stock units	N/A
2016 Other Named Executive Officers	Mr. Painter	$875,000, 50% in restricted stock and 50% in stock appreciation rights	$437,500, all in the form of restricted stock units	$937,500, 50% in performance-based awards and 50% in time-based awards
	Mr. Farnsworth	$875,000, 50% in restricted stock and 50% in stock appreciation rights	$437,500, all in the form of restricted stock units	N/A
	Mr. Karve	–	$343,748, all in the form of restricted stock units	N/A

EXECUTIVE COMPENSATION

(1)	Does not reflect (i) the September 1, 2015 grant of 150,000 shares of restricted stock issued to Mr. Young upon his hiring or (ii) the January 15, 2015 grant of 126,582 shares of performance-based restricted stock and 248,756 performance-based stock options to each of Messrs. Farnsworth, Painter and Whitfield in connection with the execution of their respective employment agreements, which each included one-year post-employment restrictions against competition and solicitation and other restrictive covenants.

(2)	In fiscal 2016, in response to feedback from and opinions expressed by our stockholders and taking into account the external environment in the oil and gas industry and the performance of our stock price over the prior year, our Compensation Committee reduced the fair market value of our NEOs’ 2016 annual equity awards by 50%. In addition, Mr. Bryant informed the Compensation Committee that he did not want to be considered for an annual equity award in 2016 and thus he did not receive an annual award for 2016. The numbers in this column do not reflect the January 15, 2016 grant of 285,714 shares of performance-based restricted stock and 564,972 performance-based stock options to each of Messrs. Farnsworth and Painter in connection with the execution of their respective employment agreements with a $23.06 stock price condition, which each included one-year post-employment restrictions against competition and solicitation and other restrictive covenants.

Mr. Young forfeited his award of 121,670 restricted stock units in connection with his separation from the Company in July 2016.

(3)	In February 2017, the Compensation Committee granted each of Messrs. Cutt, Powell and Painter equity awards under the new executive compensation program adopted by the Compensation Committee during fiscal 2016. As described in more detail above in “2016 Executive Compensation Design Changes”, Messrs. Cutt and Powell received 75% of their fiscal 2017 equity grants in the form of performance-based awards and 25% in the form of time-based awards, and Mr. Painter received 50% of his fiscal 2017 equity grant in the form of performance-based awards and 50% in the form of time-based awards. Equity grants made in fiscal 2017 are not reflected in the “2016 Summary Compensation Table” but will be reflected in the fiscal 2017 proxy statement.

Deferred Compensation Plan

In November of 2012, the Compensation Committee adopted the Cobalt International Energy, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) under the Cobalt International Energy, Inc. Long Term Incentive Plan. Our NEOs and other key management or highly compensated employees selected by the Compensation Committee are eligible to participate in the Deferred Compensation Plan. The Deferred Compensation Plan permits eligible participants to defer receipt of all or a portion of their base salary for a plan year and/or all or a portion of their annual bonus with respect to a plan year. Any and all deferrals under the Deferred Compensation Plan will be notionally invested and will settle in shares of our common stock. In 2016, none of our NEOs elected to participate in the plan.

Other Benefits

We offer all of our employees a 401(k) savings plan and group health and life insurance. Our NEOs participate in these programs on the same basis as all employees. We do not offer other welfare or fringe benefits or perquisites to our NEOs.

EXECUTIVE COMPENSATION

2016 Corporate Governance Changes

Our Board of Directors recognizes the importance of good corporate governance practices, which it believes enhance corporate performance, accountability and long-term stockholder value. We are committed to sound corporate governance practices and have adopted a number of best practices to enhance our governance practices, including:

•	Adoption of a Clawback Policy.

•	Adoption of a majority voting standard with director resignation policy in the election of directors.

•	Proposal at the Annual Meeting to declassify our Board of Directors.

•	Appointment of an independent Chairman of the Board.

We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board accountability are key to our relationship with our stockholders.

Clawback Policy

One of the objectives of our compensation program is to make a substantial portion of compensation dependent on our overall financial performance. During fiscal 2016, the Board adopted a Clawback Policy pursuant to which we may seek the recovery or forfeiture of performance-based incentive compensation paid by us, including cash, equity or equity-based compensation in the event (i) we restate our financial statements as a result of a material non-compliance with any financial reporting requirement or (ii) the Compensation Committee determines that a restatement is due to fraud or material misconduct. The Clawback Policy applies to our Section 16 officers, any other executive whom the Board (or independent committee of the Board) determines is to be covered under the policy and any other former Section 16 officer or other person who served as an executive officer of the Company in the three-year period prior to the date of the event that triggers the Clawback Policy.

Stock Ownership Guidelines

To further align the interests of senior management and stockholders, the Compensation Committee adopted stock ownership guidelines that require our executive officers and non-employee directors to own minimum amounts of the Company’s common stock. The guidelines are set forth below:

Position	Ownership Target
Chief Executive Officer	6x annual base salary
Other Officers	3x annual base salary
Non-Employee Directors	5x annual retainer

Executive officers and our non-employee directors have until five years after their appointment to achieve the ownership target. All covered employees are currently in compliance with the guidelines or are expected to meet the stock ownership guidelines within the five year period.

EXECUTIVE COMPENSATION

Compensation Program and Risk Management

Our management team has reviewed our compensation policies and practices for all of our employees with our Compensation Committee. The Compensation Committee has determined, based on this review, that our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per fiscal year, with an exception for “qualified performance-based compensation.” We seek to maximize the tax deductibility of compensation payments to our executive officers. We may, however, authorize payments to executive officers that may not be tax deductible, and we reserve the flexibility to do so.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code. We make no representations or warranty, however, that recipients of any payments, compensation or other benefits will not incur additional tax, interest or penalties under Section 409A of the Internal Revenue Code.

We account for stock-based compensation in accordance with the requirements of FASB Accounting Standards Codification (“ASC”) Topic 718.

EXECUTIVE COMPENSATION

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Jon A. Marshall, Chairman

Jack E. Golden

D. Jeff van Steenbergen

Martin H. Young, Jr.

EXECUTIVE COMPENSATION

2016 Summary Compensation Table

The following table summarizes the compensation of our NEOs during 2016, 2015 and 2014 as applicable to each NEO’s service with the Company.

	Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(6)	Option / SAR Awards ($)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
2016 Principal Executive Officers	Timothy J. Cutt(1) Chief Executive Officer	2016	496,795	–	4,000,000	–	875,000	5,000	5,376,795
	Joseph H. Bryant	2016	420,513	–	–	–	–	15,900	436,413
	Former Chairman and CEO	2015	1,000,000		3,874,993	3,874,998	–	31,001	8,780,992
		2014	1,000,000	900,000	3,500,000	3,500,003	1,100,000	29,823	10,029,826
	Van P. Whitfield(2)	2016	390,481	–	581,249		543,000	153,900	1,650,630
	Former Interim CEO and Former COO	2015	775,000	–	1,581,240	1,581,248	658,800	30,065	4,626,353
		2014	775,000	170,500	697,498	697,504	852,500	17,654	3,210,656
2016 Principal Financial Officers	David D. Powell(3) Chief Financial Officer	2016	245,519	–	374,850	–	322,000	–	942,369
	Shannon E. Young, III(4)	2016	248,462	–	296,875	–	–	485,000	1,030,337
	Former CFO	2015	158,333	–	1,203,000	–	212,000	8,417	1,581,750
2016 Other Named Executive Officers	James H. Painter	2016	700,000	–	1,437,498	1,000,000	441,000	15,900	3,594,399
	President, Exploration and Appraisal	2015	700,000		1,437,497	1,437,497	446,300	17,508	4,038,799
		2014	700,000	115,500	612,500	612,500	577,500	29,261	2,647,261
	James W. Farnsworth	2016	700,000		1,437,498	1,000,000	221,000	–	3,358,499
	President, Exploration for 2016	2015	700,000		1,437,497	1,437,497	446,300	17,958	4,039,249
		2014	700,000	115,500	612,500	612,500	577,500	17,207	2,635,207
	Shashank V. Karve(5) EVP, Projects for 2016	2016	550,000	–	343,750	–	–	586,674	1,480,423

(1)	Mr. Cutt joined the Company during fiscal 2016 and was not an employee of the Company during fiscal years 2014 or 2015.

(2)	On March 16, 2016, Mr. Whitfield resigned as Chief Operating Officer to be effective as of June 30, 2016. From June 1, 2016 through July 1, 2016, Mr. Whitfield served as our Interim Chief Executive Officer.

(3)	Mr. Powell joined the Company during fiscal 2016 and was not an employee of the Company during fiscal years 2014 or 2015.

(4)	Effective as of July 8, 2016, Mr. Powell replaced Mr. Young as our Chief Financial Officer.

(5)	Mr. Karve joined the Company during 2015 but did not become a named executive officer until fiscal 2016.

(6)

Represents the aggregate grant date fair value of equity awards granted in the relevant fiscal year computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates. See Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of our assumptions in determining the grant date fair value of these awards. Mr. Cutt’s inducement stock award represented above was a realizable value of $1,671,641 as of March 6, 2017.

EXECUTIVE COMPENSATION

Mr. Young forfeited 121,670 restricted stock units in connection with his separation from the Company in July 2016. Mr. Karve forfeited 93,921 restricted stock units granted to him in fiscal 2016 in connection with his separation from the Company. In connection with Mr. Farnsworth’s separation from the Company, Mr. Farnsworth retained all of his fiscal 2016 equity grants, subject to the terms of his employment agreement.

(7)	The amounts reported for 2016 are the annual bonuses that the NEOs received in March 2017 for performance during 2016 pursuant to our annual incentive plan. For additional information on these bonuses, see “Compensation Discussion and Analysis – Elements of Compensation – Annual Bonus.”

(8)	“All Other Compensation” for fiscal 2016 consists of:

•	Matching contributions under the Company’s 401(k) plan as follows: Mr. Cutt, $5,000; for each of Mr. Bryant, Mr. Whitfield, Mr. Painter and Mr. Farnsworth, $15,900; and Mr. Karve, $12,674.

•	For Mr. Karve, $574,000 in payments under the terms of his separation and general release of claims agreement.

•	For Mr. Whitfield, $120,000 made under his consulting arrangement with the Company. Mr. Whitfield has served on our Board of Directors since July 1, 2016 and will continue to serve as a director until our Annual Meeting. Mr. Whitfield received no compensation for his service as a director in 2016.

•	For Mr. Young, $485,000 in payments made under the terms of his severance agreement.

EXECUTIVE COMPENSATION

2016 Grants of Plan-Based Awards

The following table sets forth information regarding the non-equity and equity incentive plan awards granted to our NEOs in 2016:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Securities underlying Options	All Other Option/ SARs Awards: Number of Securities underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)(3)	(#)(4)	($/Sh)	Awards ($)
Timothy J. Cutt	Annual Cash Bonus	–	–	1,000,000	1,500,000	–	–	–	–	–	–	–
	Time-Based Restricted Stock	7/5/2016	–	–	–	–	–	–	2,985,074	–	–	4,000,000
Joseph H. Bryant	Annual Cash Bonus	–	–	1,000,000	1,500,000	–	–	–
Van P. Whitfield	Annual Cash Bonus	–	–	775,000	1,162,500	–	–	–	–	–	–	–
	Time-Based RSUs	2/18/2016	–	–	–				238,217			581,249
David D. Powell	Annual Cash Bonus	–	–	382,500	573,750	–	–	–	–	–	–	–
	Time-Based RSUs	7/8/2016	–	–	–	–	–	–	127,500	–	–	187,425
	PSUs	7/8/2016	–	–	–	–	127,500	191,250	127,500	–	–	187,425
Shannon E. Young, III	Annual Cash Bonus	–	–	356,250	534,375	–	–	–	–	–	–	–
	Time-Based RSUs	2/18/2016	–	–	–	–	–	–	121,670	–	–	296,875
James H. Painter	Annual Cash Bonus	–	–	525,000	787,500	–	–	–	–	–	–	–
	Time-Based RSUs	1/15/2016	–	–	–	–	–	–	285,714	–	–	999,999
	Stock Options	1/15/2016	–	–	–	–	–	–	–	564,972	3.50	1,000,000
	Time-Based RSUs	2/18/2016	–	–	–				179,303	–	–	437,499
James W. Farnsworth	Annual Cash Bonus	–	–	525,000	787,500	–	–	–	–	–	–	–
	Time-Based RSUs	1/15/2016	–	–	–	–	–	–	285,714	–	–	999,999
	Stock Options	1/15/2016	–	–	–	–	–	–	–	564,972	3.50	1,000,000
	Time-Based RSUs	2/18/2016	–	–	–	–	–	–	179,303	–	–	437,499
Shashank Karve	Annual Cash Bonus	–	–	412,500	618,750	–	–	–	–	–	–	–
	Time-Based RSUs	2/18/2016	–	–	–	–	–	–	140,881	–	–	343,750

(1)	These columns show the fiscal 2016 annual cash award opportunities under the Company’s fiscal 2016 annual cash incentive bonus plan. See also the actual bonus awards for 2016 in the “Non-Equity Incentive Plan Compensation” column of the “2016 Summary Compensation Table” above. For additional information, also see the discussion of the Company’s 2016 annual bonus program in “Compensation Discussion and Analysis – Elements of Compensation – Annual Bonus”.

(2)

These performance-based restricted stock units were originally awarded to Mr. Powell in connection with his appointment as Chief Financial Officer on July 8, 2016 that were scheduled to vest in three equal installments on each of July 8, 2017, July 8, 2018 and July 8, 2019. These awards were modified in February 2017 and will now vest in September 2019 from 0% to 150% based on our total shareholder return performance over a three-year period ending August 2019 against the Russell Energy Index. None of the performance-based awards will vest if our total shareholder return is more than 15 percentage points lower than the Russell Energy Index returns over a three-year performance period. Performance share awards will vest at rates between 50% and 150% of the awarded units if our total shareholder return is in a range from 15 percentage points lower to 15 percentage points higher than the Russell Energy Index returns over the performance period. The performance share awards will vest at 150% of the awarded units if our total shareholder return is equal to or more than 15 percentage points greater than the Russell Energy Index

EXECUTIVE COMPENSATION

returns over the performance period. See “Compensation Discussion and Analysis – Long Term Equity Incentive Compensation” for additional information on these performance-based awards.

(3)	The inducement grant of restricted stock awarded to Mr. Cutt on July 5, 2016 will vest in three equal installments on each of July 2, 2017, July 2, 2018 and July 2, 2019.

The inducement grant of time-based restricted stock awarded to Mr. Powell on July 8, 2016 will vest in three equal installments on each of July 8, 2017, July 8, 2018 and July 8, 2019.

With respect to the restricted stock awards granted on February 28, 2016 to (i) Messrs. Farnsworth and Painter, all such awards vested on December 30, 2016, (ii) Mr. Whitfield, all such awards vested on July 1, 2016, and (iii) Mr. Karve, 46,960 of such restricted stock units RSUs that vested on March 1, 2017 and the remainder of such awards were forfeited in connection with his separation from the Company.

In connection with Mr. Young’s separation from the Company, Mr. Young forfeited his 121,670 restricted stock units.

The time-based restricted stock units awarded to Messrs. Farnsworth and Painter on January 15, 2016 will 100% vest on or before January 15, 2026 when and only if the closing price of a share of the Company’s Common Stock exceeds $23.06 for a period of at least 20 out of 30 continuous days on which the shares are quoted or traded at any time between the grant date and January 15, 2026.

(4)	The stock options granted to Messrs. Farnsworth and Painter on January 15, 2016 will 100% vest on or before January 15, 2026 if and only if the closing price of a share of our common stock exceeds $23.06 for a period of at least 20 out of 30 continuous days on which the shares are quoted or traded at any time between the grant date and January 15, 2026.

Employment, Severance and Consulting Arrangements

Each of Messrs. Cutt, Whitfield, Young, Painter and Farnsworth is, or was during 2016, party to individual service-related agreements. Mr. Powell and Mr. Painter, beginning in 2017, participate in our Executive Severance and Change in Control Benefit Plan. Mr. Karve is receiving benefits under the plan.

Certain of the material terms of these individual agreements are summarized in this section below. For a summary of the termination and change in control provisions in these agreements and the terms of the Executive Severance and Change in Control Benefit Plan, see “Potential Payments Upon Termination or Change in Control”.

Timothy J. Cutt

On May 30, 2016, we entered into an offer letter and severance benefit agreement with Mr. Cutt in connection with his appointment as Chief Executive Officer. The offer letter provides for the following compensation:

•	an annual base salary of $1,000,000;

•	eligibility for an annual cash bonus with a target value of 100% of his base salary based on the achievement of KPIs established and determined by the Compensation Committee, as described in more detail under “Executive Compensation – Elements of Compensation – Annual Bonus.”

•	eligibility for an annual equity award with an estimated grant date value of $3,000,000;

•	a one-time initial inducement equity award of restricted shares of our common stock with an estimated grant date value of $4,000,000 that vests in equal installments over three years.

EXECUTIVE COMPENSATION

Mr. Cutt’s severance benefit agreement provides for specified payments and benefits on qualifying terminations of employment (see “Potential Payments Upon Termination or Change in Control”). Under the agreement, Mr. Cutt is subject to a one-year non-competition and non-solicitation covenant, as well as perpetual confidentiality and non-disparagement obligations.

Van P. Whitfield

Mr. Whitfield had an employment agreement that expired at the end of 2015 which was not renewed in 2016. In connection with Mr. Whitfield’s resignation as our Interim Chief Executive Officer, we agreed to a consulting arrangement with him under which he provided consulting services to us through the end of 2016 for a monthly fee of $20,000. Mr. Whitfield will also serve as a Class II Director on the Board through the date of the Annual Meeting; however, he is only receiving compensation for his service on the Board for the period beginning January 1, 2017.

Under his employment agreement, which expired at the end of 2015, Mr. Whitfield remains subject to perpetual confidentiality and non-disparagement obligations, and non-competition and non-solicitation of employees covenants for one year following termination of his employment.

Shannon E. Young, III

Mr. Young was party to a severance agreement dated August 25, 2015, which entitled him to severance benefits upon a qualifying termination of employment. Mr. Young’s employment as our Chief Financial Officer was terminated without cause effective July 8, 2016, and he received the severance benefits to which he was entitled under his severance agreement (see “Potential Payments Upon Termination or Change in Control”). Under the agreement, Mr. Young is subject to a perpetual confidentiality obligation, and non-competition and non-solicitation of employees and customers covenants for one year following termination of his employment.

James H. Painter

Mr. Painter had an employment agreement that expired at the end of 2016 following our election not to renew the term. He currently participates in our Amended and Restated Executive Severance and Change in Control Benefit Plan. Mr. Painter’s prior employment agreement provided for the following compensation:

•	a base salary that was not less than the base salary that he was receiving on the agreement’s effective date;

•	eligibility for a discretionary annual bonus with a target percentage value that was not less than the target percentage value to which he was entitled on the agreement’s effective date; and

•	eligibility to participate in our benefit plans and programs that were made available to our other senior employees.

The agreement also provided for a grant of special performance-based equity awards on January 15 of each of 2015 and 2016. Each award has a target value of $2,000,000 and was granted 50% in the form of performance-based stock options and 50% in the form of performance-based restricted stock units. Vesting of the awards requires satisfaction of both a service condition and a performance condition. The service condition under both awards was satisfied at the end of 2016. Satisfaction of the performance requires the attainment of a $23.06 closing price of a share of our common stock for a period of at least 20 out of 30 continuous days on which the shares are quoted or traded at any time during the ten-year term of each award. The $23.06 performance condition represents, in the case of the 2015 award, a multiple of nearly 300% of the grant date closing price of $7.90 per share and, in the case of the 2016 award, a multiple of over 650% of the grant date closing price of $3.50. All of Mr. Painter’s time-based equity awards vested on December 30, 2016,

EXECUTIVE COMPENSATION

although they remain subject to restrictions on transfer until their regular scheduled vesting dates. Under the agreement, Mr. Painter remains subject to perpetual confidentiality and non-disparagement obligations, and non-competition and non-solicitation of employees and customers covenants for one year following termination of his employment.

James W. Farnsworth

Mr. Farnsworth had an employment agreement that was scheduled to expire at the end of 2016 upon notice. On November 10, 2016, Mr. Farnsworth entered into a separation and consulting agreement with us. In accordance with the agreement, his employment as our President, Exploration and his employment agreement terminated at the end of fiscal 2016. The employment agreement provided for the same compensation (including a grant of special performance-based equity awards) and contains the same obligations and covenants relating to confidentiality, non-disparagement, non-competition and non-solicitation, as Mr. Painter’s employment agreement, as described above.

Mr. Farnsworth’s separation and consulting agreement provides that he will serve as a consultant to us through the end of fiscal 2017 providing consulting services for an average of 20 hours per week in exchange for the following benefits:

•	a pro rata bonus for fiscal 2016, payable in early 2017 based on individual performance and the achievement of the Company’s key performance indicators (the amount paid to Mr. Farnsworth is reflected in the “Non-Equity Incentive Plan Compensation” column of the “2016 Summary Compensation Table” above);

•	a monthly consulting fee of $42,267; and

•	access to an office and administrative support as he may reasonably request.

In addition, if a sale of a material portion of our Angolan assets occurs during the consulting period such that all transactions and approvals necessary to complete such sale have occurred or been obtained, as applicable, but does not require the transaction to close, prior to the end of the consulting period, we will pay Mr. Farnsworth an additional one-time payment of $300,000 within 30 days following the consummation of such sale.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table sets forth information regarding the exercisable and unexercisable stock options and the unvested restricted stock and restricted stock units held by our NEOs as of December 31, 2016:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable(1)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable(1)	Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Timothy J. Cutt					2,985,074	3,641,790
Joseph H. Bryant	229,007	–	12.45	12/3/2020
	203,717	–	30.50	2/24/2022
	200,951	–	23.78	2/21/2023	–	–	–	–
Van P. Whitfield	94,723	–	12.45	12/3/2020	–	–	–	–
	29,963	–	30.50	2/24/2022	–	–	–	–
	44,496	–	23.78	2/21/2023	–	–	–	–
	38,221	38,222	17.50	2/20/2024	–	–	–	–
	–	248,756	7.90	1/15/2025	–	–	–	–
	42,771	85,540	8.87	2/19/2025	–	–	–	–
					126,582	154,430
David D. Powell		–	–	–	127,500	155,550	–	–
		–	–	–	127,500	155,550	–	–
Shannon E. Young, III	–	–	–	–	–	–	–	–
James H. Painter	90,171	–	12.45	12/3/2020	–	–	–	–
	23,834	–	30.50	2/24/2022	–	–	–	–
	33,491	–	23.78	2/21/2023	–	–	–	–
	33,563	33,564	17.50	2/20/2024	–	–	–	–
		248,756	7.90	1/15/2025	–	–	–	–
	32,193	64,385	8.87	2/19/2025	–	–	–	–
	–	564,972	3.50	1/15/2026	–	–	–	–
					412,296	503,001
James W. Farnsworth	90,171	–	12.45	12/3/2020	–	–	–	–
	21,008	–	30.50	2/24/2022	–	–	–	–
	33,491	–	23.78	2/21/2023	–	–	–	–
	33,563	33,564	17.50	2/20/2024	–	–	–	–
	–	248,756	7.90	1/15/2025	–	–	–	–
	32,193	64,385	8.87	2/19/2025	–	–	–	–
		564,972	3.50	1/15/2026	–	–	–	–
	–	–	–	–	412,296	503,001	–	–
Shashank V. Karve	25,295	25,295	8.87	2/19/2025	25,000	30,500	–	–
					12,918	15,760	–	–
					46,960	57,291	–	–

EXECUTIVE COMPENSATION

(1)	On January 15, 2015, Messrs. Farnsworth, Painter and Whitfield each received 248,756 stock options pursuant to their respective employment agreements that will vest on or before January 15, 2025 if and only if the closing price of our common stock exceeds $23.06 for a period of at least 20 out of 30 continuous days at any time between the grant date and January 15, 2025.

On January 15, 2016, Messrs. Farnsworth and Painter each received 564,972 stock options pursuant to their respective employment agreements that will vest on or before January 15, 2026 when and only if the closing price of our common stock exceeds $23.06 for a period of at least 20 out of 30 continuous days at any time between the grant date and January 15, 2026.

On December 17, 2014, February 19, 2015 and February 18, 2016, Mr. Karve received 50,000, 38,754 and 140,881 restricted stock awards, respectively. Pursuant to his separation agreement, Mr. Karve forfeited 25,000, 12,918 and 93,921, respectively, of these awards, but 25,000, and 12,918 of these restricted stock awards vested on February 28, 2017, and 46,960 of these restricted stock awards vested on March 1, 2017.

(2)	On January 15, 2015, Messrs. Farnsworth, Painter and Whitfield each received 126,582 restricted stock awards pursuant to their respective employment agreements that will vest on or before January 15, 2025 if and only if the closing price of our common stock exceeds $23.06 for a period of at least 20 out of 30 continuous days at any time between the grant date and January 15, 2025.

On January 15, 2016, Messrs. Farnsworth and Painter each received 285,714 restricted stock awards that will vest on or before January 15, 2026 if and only if the closing price of our common stock exceeds $23.06 for a period of at least 20 out of 30 continuous days at any time between the grant date and January 15, 2026.

On July 5, 2016, Mr. Cutt received an inducement grant of 2,985,074 restricted stock that will vest in three equal installments on each of July 2, 2017, July 2, 2018 and July 2, 2019.

On July 8, 2016, Mr. Powell connection with his appointment as Chief Financial Officer received 127,500 time-based restricted stock awards that vest in three equal installments on each of July 8, 2017, July 8, 2018 and July 8, 2019. Mr. Powell also received 127,500 performance-based restricted stock awards that were scheduled to vest in three equal installments on each of July 8, 2017, July 8, 2018 and July 8, 2019. These awards were modified in February 2017 and will now vest in September 2019 from 0% to 150% based on Cobalt’s total shareholder return performance over a three-year period ending January 2020 against the Russell Energy Index. None of the performance-based awards will vest if our total shareholder return is more than 15 percentage points lower than the Russell Energy Index returns over a three-year performance period. Performance share awards will vest at rates between 50% and 150% of the awarded units if our total shareholder return is in a range from 15 percentage points lower to 15 percentage points higher than the Russell Energy Index returns over the performance period. The performance share awards will vest at 150% of the awarded units if our total shareholder return is equal to or more than 15 percentage points greater than the Russell Energy Index returns over the performance period. See “Compensation Discussion and Analysis – Long Term Equity Incentive Compensation” for additional information on these performance-based awards.

(3)	The market value of the unvested restricted stock and restricted stock units was calculated by multiplying the number of shares underlying the awards by $1.22, which was the closing price of a share of our common stock on December 30, 2016, the last trading day of 2016.

EXECUTIVE COMPENSATION

2016 Option Exercises and Stock Vested

The following table sets forth information regarding restricted stock held by the NEOs that vested in 2016. None of our NEOs exercised stock options in 2016.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(6)
Timothy J. Cutt	–	–
Joseph H. Bryant(1)	145,622	$355,318
Van P. Whitfield(2)	238,217	$319,211
David D. Powell	–	–
Shannon E. Young, III(3)	150,000	$217,500
James H. Painter(4)	272,824	$352,830
Jim Farnsworth(4)	272,824	$352,830
Shashank V. Karve(5)	12,918	$31,520

(1)	For Mr. Bryant, consists of 145,622 restricted stock that vested on February 19, 2016.

(2)	For Mr. Whitfield, consists of 238,217 restricted stock awards that vested on July 1, 2016.

(3)	For Mr. Young, consists of 150,000 restricted stock awards that vested in connection with his separation.

(4)	For each of Messrs. Painter and Farnsworth, consists of 16,411 restricted stock awards that vested on February 19, 2016 and 256,383 restricted stock awards that vested on December 30, 2016.

(5)	For Mr. Karve, consists of 12,918 restricted stock awards that vested on February 19, 2016.

(6)	The value realized was calculated by multiplying the number of restricted stock units or restricted shares by the closing price of our common stock on each applicable vesting date.

2016 Pension Benefits

We do not maintain any pension plans, but we do provide a broad-based 401(k) matching program that is available to all of our U.S.-based employees.

Potential Payments Upon Termination or Change in Control

Executive Severance and Change in Control Benefit Plan

The Amended and Restated Executive Severance and Change in Control Benefit Plan provides benefits to eligible executives on specified terminations of employment, as described below. Messrs. Powell and Painter, beginning in 2017, participate in the plan. During 2016, Mr. Painter was covered by an employment agreement as described in the above section “Employment, Severance and Consulting Arrangements”.

EXECUTIVE COMPENSATION

Qualifying Termination in Connection with a Change in Control

On termination of employment by us without “cause” or by the NEO for “good reason” (see definitions below), in either case within 24 months after a “change in control” (as defined in the 2015 Long Term Incentive Plan), the NEO is entitled to the following:

•	a lump sum severance payment in an amount equal to two times base salary (in March 2017, the plan was amended to provide for a lump sum payout of two times the sum of (i) base salary, plus (ii) target bonus);

•	a pro-rated bonus for the year of termination, based on actual performance and paid at the time bonuses for such year are paid to active executives;

•	a lump sum cash payment of $24,000;

•	any unpaid performance bonus earned for the year preceding such termination, paid at the time bonuses for such year are paid to active executives;

•	time-based equity awards full vest; and

•	the service condition for performance-based equity awards is deemed fully satisfied, but vesting of the awards remains subject to the applicable performance conditions.

Qualifying Termination Not in Connection with a Change in Control

On termination of employment by us without “cause” or by the NEO for “good reason”, in either case at any time other than within 24 months after a “change in control”, the NEO is entitled to the following:

•	a lump sum severance payment in an amount equal to 1.5 times base salary (or one times base salary, if such termination occurs more than three years after the NEO’s date of hire);

•	a pro-rated bonus for the year of termination, based on actual performance and paid at the time bonuses for such year are paid to active executives;

•	a lump sum cash payment of $18,000 (or $12,000, if such termination occurs more than three years after the NEO’s date of hire);
•	any unpaid performance bonus earned for the year preceding such termination, paid at the time bonuses for such year are paid to active executives;

•	vesting of time-based equity awards that were scheduled to vest within 18 months after such termination (or 12 months, if such termination occurs more than three years after the NEO’s date of hire); and

•	the service condition for performance-based equity awards that were scheduled to vest within 18 months after such termination (or 12 months, if such termination occurs more than three years after the NEO’s date of hire) is deemed satisfied, but vesting of the awards remains subject to the applicable performance conditions.

Death or Disability

On termination of the NEO’s employment due to death or “disability” (as defined below), the NEO is entitled to the following:

•	a pro-rated bonus for the year of termination, based on actual performance and paid at the time bonuses for such year are paid to active executives;

•	time-based equity awards full vest; and

EXECUTIVE COMPENSATION

•	the service condition for performance-based equity awards is deemed fully satisfied, but vesting of the awards remains subject to the applicable performance conditions.

Release Requirement and Restrictive Covenants

The NEO’s entitlement to the payments and benefits under the plan are conditioned on the NEO’s execution of a general release of claims in a form acceptable to us and (other than in the case of death) the NEO’s compliance with the restrictive covenants in the plan. These covenants include perpetual confidentiality and non-disparagement obligations, and non-solicitation of employees and customers covenants for 12 months following termination of his employment.

Contingent Cutback

The plan does not provide the NEO with a “gross up” for the 20% excise tax that may be imposed on any the NEO under Section 4999 of the Internal Revenue Code as a result of any “excess” payments and benefits provided to the NEO under the plan or otherwise in connection with a change in control. Rather, the plan provides for a “contingent cutback” such that such payment and benefits would be reduced to the extent necessary to avoid the excise tax if it would leave the NEO in a better position economically than retaining the full amount of such payments and benefits and paying the excise tax.

Definitions

The plan defines “cause”, “good reason” and “disability” as follows:

“Cause” means an NEO’s:

(i)	willful failure to perform his duties (other than any such failure resulting from his physical or mental incapacity);

(ii)	willful misconduct, gross negligence, breach of fiduciary duty, fraud, theft or embezzlement, in each case, that results in demonstrable or reasonably likely harm to us or our affiliates;

(iii)	commission, conviction of, or plea of nolo contendere to, any felony (or state law equivalent) or any crime involving moral turpitude;

(iv)	commission of an act of fraud, embezzlement, or misappropriation, in each case, against us or our affiliates;

(v)	breach of any policy or code of conduct established by us or our affiliates (including policies relating to anti-corruption or trade and economic sanctions); or
(vi)	direct or indirect violation of the FCPA, or any other applicable anti-corruption law or policy, or negligent failure to manage, comply with or otherwise adhere to (or, if applicable, to put in place or enforce) appropriate compliance controls and procedures, including controls with respect to compliance with the FCPA, policies of the Office of Foreign Assets Control, or any other applicable anti-corruption laws or policies.

The NEO generally has 30 days to cure any circumstance in clauses (i), (ii), (iii) or (v), unless such circumstance cannot reasonably be expected to be cured.

“Good Reason” means the occurrence of any of the following without an NEO’s consent:

(i)	a reduction of 20% or more in his base salary other than as part of one or more decreases that are applied similarly to all of our similarly situated executives;

(ii)	our material breach of any written agreement with him; or

EXECUTIVE COMPENSATION

(iii)	a relocation of the geographic location of his principal place of employment by more than 75 miles from Houston, Texas.

However, “good reason” will not exist unless the NEO provides us with written notice of the existence of the condition providing grounds for termination for good reason within 30 days after the initial existence of the condition, the condition remains uncorrected for 30 days following our receipt of such written notice, and the NEO resigns his employment within 60 days after the initial existence of the condition.

“Disability” means that an NEO has become entitled to receive long-term disability benefits under any Company-sponsored long-term disability plan that covers the NEO. If no such plan is in effect, “disability” means that an NEO is unable to perform the essential functions of his position (after accounting for reasonable accommodation, if applicable) due to an illness or physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days.

Timothy J. Cutt

Mr. Cutt’s severance benefit agreement provides for specified benefits on qualifying terminations of employment, as described below.

Qualifying Termination in Connection with a Change in Control

On termination of employment by us without “cause” or by Mr. Cutt for “good reason” (see definitions below), in either case within 24 months after a “change in control” (as defined in the 2015 Long Term Incentive Plan), Mr. Cutt is entitled to receive the following:

•	a lump sum severance payment in an amount equal to three times the sum of his base salary plus his target bonus;

•	a pro-rated portion of his target bonus for the year of termination, paid at the time as bonuses for such year are paid to active executives;
•	a lump sum payment of $72,000;

•	any unpaid performance bonus earned for the year preceding such termination, paid on the first regularly scheduled pay date following termination;

•	all outstanding equity-based awards that are not performance-based awards will fully vest; and

•	all outstanding performance-based equity awards will be subject to the terms of the applicable award agreements.

Qualifying Termination Not in Connection with a Change in Control

On termination of employment by us without “cause” or by Mr. Cutt for “good reason”, in either case at any time other than within 24 months after a “change in control”, Mr. Cutt is entitled to the following:

•	a lump sum severance payment in an amount equal to two times the sum of his base salary plus his target bonus (one times the sum of his base salary plus his target bonus, if such termination occurs after July 2, 2019);
•	a pro-rated bonus for the year of termination, based on actual performance and paid at the time bonuses for such year are paid to active executives;

•	a lump sum payment of $48,000;

•	any unpaid performance bonus earned for the year preceding such termination, paid on the first regularly scheduled pay date following termination;

EXECUTIVE COMPENSATION

•	all outstanding equity-based awards that are not performance-based awards and are scheduled to become vested within two years after such termination will continue to vest as if he had remained employed by us; and
•	all outstanding performance-based equity awards will be subject to the terms of the applicable award agreements.

Death or Disability

On termination of Mr. Cutt’s employment due to death or “disability” (same definition as under the Executive Severance and Change in Control Benefit Plan), Mr. Cutt is entitled to the following:

•	a pro-rated portion of his target bonus for the year of termination, paid within 60 days after such termination;
•	all outstanding equity-based awards that are not performance-based awards will fully vest; and

•	all outstanding performance-based equity awards will be subject to the terms of the applicable award agreements.

Release Requirement and Restrictive Covenants

Mr. Cutt’s entitlement to the payments and benefits under the agreement are conditioned on his execution of a release of claims and his compliance with the restrictive covenants in the agreement.

Contingent Cutback

Mr. Cutt’s severance benefit agreement includes the same “contingent cutback” as the Executive Severance and Change in Control Benefit Plan, as described above.

Definitions

Mr. Cutt’s severance benefit agreement defines “cause” and “good reason” as follows:

“Cause” means Mr. Cutt’s’:

(a)	willful failure to substantially perform his duties (other than any such failure resulting from his physical or mental incapacity);

(b)	willful misconduct, gross negligence, breach of fiduciary duty, fraud, theft or embezzlement, in each case, that results in demonstrable harm to us or any of our affiliates;

(c)	material breach of his severance benefit agreement that results in demonstrable harm to us or any of our affiliates;

(d)	conviction of, or plea of nolo contendere to, any felony (or state law equivalent) or any crime involving moral turpitude; or
(e)	commission of an act of fraud, embezzlement or misappropriation, in each case, against us or any of our affiliates.

Mr. Cutt generally has 30 days to cure any circumstance in clause (a), (b) or (c), unless such circumstance cannot reasonably be expected to be cured.

“Good Reason” means the occurrence of any of the following without Mr. Cutt’s consent:

(a)	a material diminution in his annualized base salary;

(b)	a material diminution in his authority, duties, or responsibilities;

(c)	a material breach by us of his severance benefit agreement; or

EXECUTIVE COMPENSATION

(d)	a relocation of the geographic location of his principal place of employment by more than 75 miles from Houston, Texas.

However, “good reason” will not exist unless Mr. Cutt provides us with written notice of the existence of the condition providing grounds for termination for good reason within 30 days after the initial existence of the condition, the condition remains uncorrected for 30 days following our receipt of such written notice, and he resigns his employment within 60 days after the initial existence of the condition.

Van P. Whitfield

In connection with his resignation as our Interim Chief Executive Officer he received a bonus for 2016 based on actual performance and paid at the time as bonuses for such year are paid to active executives.

Shannon E. Young, III

Mr. Young’s employment as our Chief Financial Officer was terminated without cause effective July 8, 2016. Under his severance agreement, Mr. Young received the following termination payments:

•	100% of his annualized base salary, payable in 12 equal monthly installments;
•	a pro-rated bonus for 2016, based on actual performance and paid at the time bonuses for 2016 were paid to active executives; and

•	a lump sum payment of $10,000.

Shashank V. Karve

In connection with the termination of Mr. Karve’s employment effective as of the end of 2016, we entered into a separation and release agreement with him. Under the agreement, he was provided with the payments to which he was entitled under the Executive Severance and Change in Control

Benefit Plan, subject to the release and restrictive covenant requirements set forth in the plan (see above for a description of the Amended and Restated Executive Severance and Change in Control Benefit Plan).

James W. Farnsworth

On November 10, 2016, Mr. Farnsworth entered into a separation and consulting agreement with us, which provided for the following termination payments in connection with the termination of his employment as our President, Exploration at the end of 2016:

•	a monthly consulting fee of $42,267 for consulting services under the agreement through December 31, 2017;

•	a bonus for 2016, based on actual performance and paid at the time bonuses for 2016 were paid to active executives; and
•	as of his employment termination date, his outstanding time-based equity awards fully vested, and the service condition for his performance-based equity awards was deemed fully satisfied (but remained subject to the applicable performance conditions).

Mr. Farnsworth’s entitlement to these payments and benefits was conditioned on his execution of a release of claims and affirmation of the restrictive covenants in his employment agreement.

EXECUTIVE COMPENSATION

James H. Painter

Mr. Painter was party to an employment agreement which expired on December 31, 2016. Under the terms of the agreement, he would have been entitled to receive upon a qualified termination of employment, the payments and benefits quantified in the table below.

The following table describes the payments and benefits to which each of our Named Executive

Officers would have been entitled had his employment terminated under specified circumstances or had we undergone a change in control, in each case on December 31, 2016. The amounts set forth in the “Accelerated Vesting of Equity” column of this table are based on the $1.22 closing price of a share of our common stock on December 31, 2016:

Name	Severance ($)(1)	Pro Rata Bonus ($)(2)	Other Payments ($)(3)	Accelerated Vesting of Equity ($)(4)	Total ($)
Timothy J. Cutt
For Cause or Without Good Reason	–	–	–	–	–
Death or Disability	–	500,000	–	3,641,790	4,141,790
Without Cause or for Good Reason	4,000,000	437,500	48,000	2,427,860	6,913,360
Change in Control Termination	6,000,000	500,000	72,000	3,641,790	10,213,790
Joseph H. Bryant(5)	–	–	–	–	–
Van P. Whitfield(5)	–	–	–	–	–
David D. Powell
For Cause or Without Good Reason	–	–	–	–	–
Death or Disability	–	322,000	–	155,550	477,500
Without Cause or for Good Reason	765,000	322,000	18,000	51,850	1,156,850
Change in Control Termination	1,020,000	322,000	24,000	155,550	1,512,550
Shannon E. Young, III(5)	–	–	–	–	–
James H. Painter
For Cause or Without Good Reason	–	–	–	–	–
Death or Disability	–	441,000	–	–	441,000
Without Cause or for Good Reason	700,000	441,000	25,000	–	1,166,000
Change in Control Termination	700,000	441,000	25,000	–	1,116,000
James E. Farnsworth(5)	–	–	–	–	–
Shashank V. Karve(5)	–	–	–	–	–

(1)	Mr. Cutt’s severance agreement provides for a lump-sum cash severance payment on termination of employment by us without cause or by him for good reason in an amount equal to two times the sum of his annualized base salary plus his target bonus. In the event that his employment is terminated by us without cause or by him for good reason in connection with a change in control, such cash severance payment would equal three times the sum of his annualized base salary plus his target bonus.

Mr. Powell participates in the Amended and Restated Executive Severance and Change in Control Benefit Plan described above, which provides for a lump-sum cash severance payment on termination of employment by us without cause or by him for good reason in an amount equal to one and a half times his annualized base salary. In the event that his employment had been terminated by us on December 31, 2016 under our prior Executive Severance and Change in Control Benefit Plan without cause or by him for good reason in connection with a change in control, such cash severance payment would equal two times his annualized base salary.

EXECUTIVE COMPENSATION

Mr. Painter’s employment agreement provided for a cash severance payment on termination of employment by us without cause or by him for good reason to be made in equal monthly installments in an amount equal to one times his annualized base salary. In the event that his employment was terminated by us without cause or by him for good reason in connection with a change in control, such cash severance payment would have been made in a lump-sum payment rather than in installments.

(2)	Mr. Cutt’s severance agreement provides for a pro rata bonus payment for the year in which his termination occurs based on actual performance upon termination of his employment by us without cause or by him for good reason. Upon a termination due to death or disability, or by us without cause or by him for good reason in connection with a change in control, such pro rata bonus payment would be based on target performance. Amounts for Mr. Cutt under “Pro Rata Bonus” assume that such bonus was paid based on actual or target performance from July 2, 2016 through December 31, 2016.

Under the terms of the Executive Severance and Change in Control Benefit Plan described above, upon a termination of his employment due to death or disability, or by us without cause or by him for good reason, whether or not in connection with a change in control, Mr. Powell would receive a pro rata bonus payment for the year in which his termination occurs based on actual performance. Amounts for Mr. Powell under “Pro Rata Bonus” assume that such bonus was paid based on actual performance from January 1, 2016 through December 31, 2016.

Mr. Painter’s employment agreement provided for a pro rata bonus payment for the year in which his termination occurred based on actual performance upon termination of his employment due to death or disability, or by us without cause or by him for good reason, whether or not in connection with a change in control. Amounts for Mr. Painter under “Pro Rata Bonus” assume that such bonus was paid based on actual performance from January 1, 2016 through December 31, 2016.

(3)	Mr. Cutt’s severance agreement provides for an additional lump-sum payment of $48,000 upon termination of his employment by us without cause or by him for good reason. In the event that his employment is terminated by us without cause or by him for good reason in connection with a change in control, such payment would be $72,000.

Under the terms of the Executive Severance and Change in Control Benefit Plan described above, upon a termination of his employment by us without cause or by him for good reason, Mr. Powell would receive an additional lump-sum payment of $18,000. In the event that his employment is terminated by us without cause or by him for good reason in connection with a change in control, such payment would be $24,000.

Mr. Painter’s employment agreement provided that he would have received a lump-sum payment of $25,000 following termination of his employment by us without cause or by him for good reason, whether or not in connection with a change in control.

(4)	Please see the narrative above under “Potential Payments Upon Termination or Change in Control” for a description of the treatment of our Named Executive Officers’ equity awards on termination of their employment or a change in control.

Mr. Painter’s employment agreement did not provide for accelerated vesting of his equity awards upon a termination of employment, whether or not in connection with a change in control. All of Mr. Painter’s time-based equity awards fully vested on December 30, 2016, although they remain subject to restrictions on transfer until their regular scheduled vesting dates.

EXECUTIVE COMPENSATION

(5)	As noted in this Proxy Statement, Mr. Bryant resigned effective as of June 1, 2016, Mr. Whitfield resigned effective as of July 1, 2016, Mr. Young separated from the Company as of July 8, 2016 and Messrs. Farnsworth and Karve separated from the Company as of the end of fiscal 2016. Mr. Bryant’s termination was not pursuant to an agreement with us and he was not entitled to receive any termination or change in control payments or benefits. Mr. Whitfield was entitled to receive the payments and benefits under his consulting arrangement, and Messrs. Young, Farnsworth and Karve were entitled to receive the payments and benefits under their respective severance and separation agreements, as discussed in more detail under the sections entitled “Employment, Severance and Consulting Arrangements” and “Potential Payments Upon Termination or Change in Control” and as indicated in the “All Other Compensation” column of the “Summary Compensation Table.”

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)(3))
Equity compensation plans approved by security holders(1)	5,417,438(2)	$13.29(4)	8,250,993
Equity compensation plans not approved by security holders	–	–	–
Total	5,417,438(2)	$13.29(4)	8,250,993

(1)	Includes the Cobalt International Energy, Inc. Long Term Incentive Plan, the 2015 Cobalt International Energy, Inc. Long Term Incentive Plan and the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan, and the Inducement Restricted Stock Award Plan.

(2)	Includes 4,308,141 shares of common stock underlying stock options, 650,296 shares of common stock underlying restricted stock unit awards granted to our non-employee directors and 459,001 shares of common stock granted to non-employee directors under our Non-Employee Directors Compensation Plan, which were deferred under our Non-Employee Directors Deferral Plan. Does not include 856,766 shares of common stock underlying stock appreciation rights, which have an exercise price of $8.87 but may be settled in cash, stock, or a combination thereof at our election. The aggregate number reported in column (a) is not included within the aggregate number reported in column (c) as the securities reported in column (a) have been granted out of the Cobalt International Energy, Inc. Long Term Incentive Plan, the 2015 Cobalt International Energy, Inc. Long Term Incentive Plan, and the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan and are therefore currently unavailable for issuance as new grants under such compensation plans.

(3)	Includes 6,830,623 shares of common stock available for issuance under the 2015 Cobalt International Energy, Inc. Long Term Incentive Plan, 858,554 shares of common stock available for issuance under the Cobalt International Energy, Inc. Long Term Incentive Plan and 561,816 shares of common stock available for issuance under the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan. Directors may elect to defer under the Cobalt International Energy, Inc. Non-Employee Directors Deferral Plan all or a portion of their annual retainers and their restricted stock units that they receive under our Non-Employee Directors Compensation Plan. The aggregate number reported in column (c) does not include the shares underlying the securities reported in column (a).

(4)	Does not take into account shares of common stock underlying outstanding restricted stock units or shares of common stock that have been deferred.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

The Audit Committee of the Board currently consists of four non-employee independent directors, Mr. Martin H. Young, Jr., Dr. Jack E. Golden, Mr. John E. Hagale and Dr. Myles W. Scoggins. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter originally approved by the Board on October 22, 2009, which is reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements and (3) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance.

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Audit Committee*

Myles W. Scoggins, Chairman

Jack E. Golden

John E. Hagale

Martin H. Young, Jr.,

* Those directors signing this Audit Committee report represent the composition of the Audit Committee during the audit of the financial statements related thereto.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with for the fiscal year ended December 31, 2016.

HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Cobalt International Energy, Inc., at the Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024, Attention: Secretary, or by telephone at +1 (713) 452-2322. We undertake to deliver separate copies of these documents promptly upon such request. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF STOCKHOLDERS

Any stockholder desiring to present a stockholder proposal at our 2018 Annual Meeting of Stockholders and to have the proposal included in our related proxy statement must send it to Cobalt International Energy, Inc., Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024, Attention: Secretary, so that it is received no later than November 23, 2017. All such proposals should be in compliance with SEC rules and regulations. We will only include in our proxy materials those stockholder proposals that we receive before the deadline and that are proper for stockholder action.

In addition, in accordance with our bylaws, any stockholder entitled to vote at our 2018 Annual Meeting of Stockholders may propose business (other than proposals to be included in our proxy statement and proxy as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2018 Annual Meeting of Stockholders only if written notice of such stockholder’s intent is given in accordance with the requirements of our bylaws and SEC rules and regulations. Such proposal must be submitted in writing and addressed to the attention of our Secretary at the address shown above, so that it is received between January 2, 2018 and February 1, 2018.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey A. Starzec

Executive Vice President, General Counsel and Secretary

Houston, Texas

March     , 2017

ANNEX A

PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF COBALT INTERNATIONAL ENERGY, INC.

The original name of the corporation is Cobalt International Energy, Inc. The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 27, 2009. This Second Amended and Restated Certificate of Incorporation, which both restates and integrates and further amends the provisions of the corporation’s certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

The certificate of incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE 1

NAME

The name of the corporation is Cobalt International Energy, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE AND AGENT

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

ARTICLE 4

CAPITAL STOCK

Section 1.    Authorized Capital Stock.    The total number of shares of stock which the Corporation shall have authority to issue is 2,200,000,000, consisting of 2,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 200,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Section 2.    Preferred Stock.    The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by Delaware Law.

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ARTICLE 5

BOARD OF DIRECTORS

Section 1.    Power of the Board of Directors.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2.    Number of Directors.    Subject to the terms of any series of Preferred Stock entitled to separately elect directors, the Board of Directors shall consist of not less than 5 nor more than 15 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

Section 3.    Election of Directors.    ~~(a) Until the Effective Date, all of the directors will be elected annually at the annual meeting of stockholders.~~

~~(b) From and after the Effective Date, except~~Except as otherwise provided in the terms of any series of Preferred Stock entitled to separately elect directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected~~: provided that directors initially designated as Class I directors shall serve for a term ending on the date of the first annual meeting following such Effective Date, directors initially designated as Class II directors shall serve for a term ending on the second annual meeting following such Effective Date, and directors initially designated as Class III directors shall serve for a term ending on the date of thethird annual meeting following such Effective Date. Immediately following the Effective Date, the Board of Directors is authorized to designate the members of the Board then in office as Class I directors, Class II directors or Class III directors. In making such designation, the Board of Directors shall equalize, as nearly as possible, the number of directors in each class. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.~~. Commencing at the annual meeting of stockholders to be held in 2017 (each annual meeting of stockholders, an “Annual Meeting”), subject to the special rights of holders of any series of Preferred Stock to elect additional directors, the directors of the Corporation shall be elected annually and shall hold office until the next Annual Meeting and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, any director in office at the 2017 Annual Meeting whose term expires at the 2018 Annual Meeting or the 2019 Annual Meeting (each such director, a “Continuing Classified Director”), shall continue to hold office until the end of the term for which such director was elected and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. In the event of any increase or decrease in the authorized number of directors, each Continuing Classified Director then serving shall nevertheless continue as a Continuing Classified Director until the expiration of his or her term or his or her death, resignation, retirement, disqualification or removal from office. In no event shall a decrease in the number of directors remove or shorten the term of any incumbent director.

(a)            ~~(c)~~ Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal and, in the case of a classified board, for a term that shall coincide with the term of the class to which such director shall have been elected.

(b)            ~~(d)~~ There shall be no cumulative voting in the election of directors.

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Section 4.    Vacancies.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Subject to the terms of any series of Preferred Stock entitled to separately elect directors, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by this certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

Section 5.    Removal.

(a)            Until the ~~Effective Date, any director may be removed from office, with or without cause, by the affirmative vote of the holders of not less than a majority of the shares then entitled to vote generally in the election of directors, voting together as a single class.(b)            From and after the Effective Date,~~2017 Annual Meeting, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the shares then entitled to vote generally in the election of directors, voting together as a single class.

(b) Following the 2017 Annual Meeting, any director may be removed from office, with or without cause, by the affirmative vote of the holders of not less than a majority of the shares then entitled to vote generally in the election of directors, voting together as a single class; provided, that any Continuing Classified Directors may only be removed for cause with the affirmative vote of the holders of not less than a majority of the shares then entitled to vote generally in the election of directors, voting together as a single class, until the end of the term for which such Continuing Classified Director was elected.

(c)            Notwithstanding the foregoing, whenever the holder of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article 4 applicable thereto, and such directors so elected shall not be subject to the provisions of this Article 5 unless otherwise provided therein.

ARTICLE 6

STOCKHOLDERS

Section 1.    Action by Written Consent of Stockholders.    (a) Until the Effective Date, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken (i) by a vote of stockholders at a meeting of stockholders duly noticed and called in accordance with Delaware Law or (ii) without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)            From and after the Effective Date, any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon a vote of stockholders at an annual or special meeting of stockholders duly noticed and called in accordance with the Corporation’s bylaws and Delaware Law and may not be taken by written consent of stockholders without a meeting.

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Section 2.    Special Meetings of Stockholders.    Special meetings of stockholders may be called only by the Board of Directors or the Chairman of the Board; provided that, until the Effective Date, special meetings of stockholders will also be called by the Secretary of the Corporation at the request of the holders of a majority of the outstanding shares of Common Stock.

ARTICLE 7

LIMITATIONS ON LIABILITY AND INDEMNIFICATION

Section 1.    Limited Liability.    A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

Section 2.    Right to Indemnification.    (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or principal officer (as defined in the Corporation’s bylaws) of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law; provided, that the Corporation shall not be obligated to indemnify (or advance) expenses to such a director or principal officer with respect to a proceeding (or part thereof) initiated by such director or principal officer (other than a proceeding to enforce the rights granted under this Article 7) unless the Board of Directors approved the initiation of such proceeding (or part thereof). The right to indemnification conferred in this Article 7 shall also include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Article 7 shall be a contract right.

(b)            The Corporation may, by action of its Board of Directors, provide rights to indemnification and to advancement of expenses to such other officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

Section 3.    Insurance.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

Section 4.    Nonexclusivity of Rights.    The rights and authority conferred in this Article 7 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

Section 5.    Preservation of Rights.    Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this certificate of incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

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ARTICLE 8

CORPORATE OPPORTUNITIES

To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any of the Sponsors or any of their respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries) (each, a “Specified Party”), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. Notwithstanding the foregoing, a Specified Party who is a director or officer of the Corporation and who is offered a business opportunity in his or her capacity as a director or officer of the Corporation (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Corporation, provided, however, that all of the protections of this Article 8 shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including, without limitation, the ability of the Specified Parties to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another person.

Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this certificate of incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

If any provision or provisions of this Article 8 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 8 (including, without limitation, each portion of any paragraph of this Article 8 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article 8 (including, without limitation, each such portion of any paragraph of this Article 8 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

This Article 8 shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this certificate of incorporation or applicable law.

Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 8.

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ARTICLE 9

MISCELLANEOUS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and of its directors and stockholders:

(a)            The directors shall have the concurrent power with the stockholders to adopt, amend or repeal the bylaws of the Corporation.

(b)            Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.

(c)            The Corporation elects not to be governed by Section 203 of the Delaware Law, and the restrictions contained in Section 203 shall not apply to the Corporation, until the first date on which the Sponsors and their affiliates no longer beneficially own at least 25% of the outstanding shares of Common Stock of the Corporation. From and after such date, the Corporation shall be governed by Section 203 so long as Section 203 by its terms would apply to the Corporation.

For so long as that certain Stockholders Agreement, dated as of December 15, 2009, by and among the Corporation and the Sponsors, as amended from time to time (the “Stockholders Agreement”), is in effect, the provisions of the Stockholders Agreement shall be incorporated by reference into the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Stockholders Agreement.

As used herein, the following terms shall have the following meanings:

“Carlyle/Riverstone” shall mean Riverstone Energy Coinvestment III, L.P., C/R Cobalt Investment Partnership, L.P., C/R Energy Coinvestment II, L.P., C/R Energy III Cobalt Partnership, L.P., Carlyle/Riverstone Global Energy and Power Fund III, L.P. and Carlyle Energy Coinvestment III, L.P. collectively.

“GSCP” shall mean GSCP V Cobalt Holdings, LLC, GSCP V Offshore Cobalt Holdings, LLC, GS Capital Partners V Institutional, L.P., GSCP V GmbH Cobalt Holdings, LLC, GSCP VI Cobalt Holdings, LLC, GSCP VI Offshore Cobalt Holdings, LLC, GS Capital Partners VI Parallel, L.P. and GSCP VI GmbH Cobalt Holdings, LLC, collectively.

“First Reserve” shall mean First Reserve Fund XI, L.P. and FR XI Onshore AIV, L.P , collectively.

“KERN” shall mean KERN Cobalt Co-Invest Partners AP LP.

“Effective Date” shall mean the first date on which the Sponsors and their affiliates no longer beneficially own more than 50% of the outstanding shares of Common Stock of the Corporation or the Corporation no longer qualifies as a “controlled company” under Section 303A of the New York Stock Exchange Listed Company Manual as in effect on December 15, 2009.

“Sponsors” means Carlyle/Riverstone, GSCP, First Reserve and KERN.

ARTICLE 10

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right from time to time to amend this certificate of incorporation in any manner permitted by Delaware Law, and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this          day of                     , 2017.

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

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ANNEX B

COBALT INTERNATIONAL ENERGY, INC.

SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

(as of May 2, 2017)

Section 1.    Purpose.    The purpose of the Cobalt International Energy, Inc. Second Amended and Restated Non-Employee Directors Compensation Plan (the “Plan”) is to attract and retain the services of experienced non-employee directors for Cobalt International Energy, Inc. (the “Company”) by providing them with compensation for their services in the form of cash and/or shares of the Company’s common stock, thereby furthering the best interests of the Company and its stockholders.

Section 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

(a)            “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Board.

(b)            “Award” means any Option, RSU, Other Stock-Based Award or Retainer granted under the Plan.

(c)            “Award Document” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)            “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(e)            “Board” means the board of directors of the Company.

(f)            “Change in Control” means the occurrence of any one or more of the following events:

(i)    any “person” (as defined in Section 13(d) of the Exchange Act), other than an employee benefit plan or trust maintained by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii)    at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

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(iii)    the consummation of (A) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company) of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that consummates the Change in Control transaction. In addition, for purposes of the definition of Change in Control, a person engaged in business as an underwriter of securities shall not be deemed to be the beneficial owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(g)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(h)            “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

(i)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(j)            “Fair Market Value” means with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Board, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board.

(k)            “Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6.

(l)            “Other Stock-Based Award” means an Award granted pursuant to Section 8.

(m)            “Participant” means the recipient of an Award granted under the Plan.

(n)            “Prior Plan” means the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan.

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(o)            “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

(p)            “Retainer” means an annual cash retainer payable pursuant to Section 9 for service as (i) a member of the Board or a committee of the Board or (ii) chair or lead director of the Board or chair of any such committee.

(q)            “RSU” means a contractual right granted pursuant to Section 7 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

(r)            “Shares” means shares of the Company’s common stock.

Section 3.    Eligibility.    Each member of the Board who is not (i) a full-time or part-time officer or employee of the Company or (ii) an equity partner or service provider of any of the private equity sponsors of the Company shall be eligible to receive Awards under the Plan.

Section 4.    Administration.

(a)            The Plan shall be administered by the Board. The Board may issue rules and regulations for administration of the Plan. The Board shall meet at such times and places as it may determine.

(b)            Subject to the terms of the Plan and applicable law, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(c)            Clawback.    The Board shall have full authority to implement any policies and procedures necessary or desirable to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. Without limiting the foregoing, the Board may provide in any Award Document that, in event of a financial restatement that reduces the amount of previously awarded incentive compensation that would not have been earned had results been properly reported, outstanding Awards will be cancelled and the Company may clawback (i.e., recapture) realized Option gains and realized value for vested RSUs within 12 months preceding the financial restatement. All Awards shall be subject to the Company’s compensation recoupment policy as such policy may be in effect from time to time.

(d)            All decisions of the Board shall be final, conclusive and binding upon all parties, including the Company, its stockholders and the Participants and any Beneficiaries thereof.

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Section 5.    Shares Available for Awards.

(a)            Subject to adjustment as provided in Section 5(d) and except for Replacement Awards, the maximum number of Shares available for issuance under the Plan shall not exceed 4,750,000 Shares (taking into account shares authorized for issuance under the Prior Plan).

(b)            No Participant may, during any calendar year, be granted Awards with an aggregate value greater than $500,000, subject to adjustment as provided in Section 5(d).

(c)            Any Shares subject to an Award, including Awards granted under the Prior Plan, (other than a Replacement Award), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

(d)            If, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is necessary in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall adjust equitably any or all of:

(i)    the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a) and Section 5(b), respectively;

(ii)    the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii)    the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e)            Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

Section 6.    Options.    The Board is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine:

(a)            The exercise price per Share under an Option shall be determined by the Board; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)            The term of each Option shall be fixed by the Board but shall not exceed 10 years from the date of grant of such Option.

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(c)            The Board shall determine the time or times at which an Option may be exercised in whole or in part.

(d)            The Board shall determine the method or methods by which, and the form or forms, including cash, Shares (including Shares underlying an Option), other Awards, other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

Section 7.    RSUs.    The Board is authorized to grant RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine. RSUs shall be subject to such restrictions as the Board may impose (including any limitation on the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate.

Section 8.    Other Stock-Based Awards.    The Board is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Board. The Board shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 8 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, or any combination thereof, as the Board shall determine.

Section 9.    Retainers.    The Board is authorized, subject to limitations under applicable law, to grant to Participants Retainers. The Board shall determine the terms and conditions of such Retainers, including without limitation (i) the amounts payable, (ii) the payment dates (including whether payment is made in a lump sum or installments and whether payment is made in advance or arrears), (iii) whether such Retainers may be electively received in Shares and (iv) whether such Retainers may be electively deferred and, if so, whether such deferred Retainers may be distributed in cash and/or Shares.

Section 10.    Effect of Termination of Service or a Change in Control on Awards.

(a)            The Board may provide, by rule or regulation or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s termination of service from the Board prior to exercise or settlement of such Award.

(b)            Unless specifically provided to the contrary in any Award Document, upon a Change in Control, all Awards shall become fully exercisable, shall vest and shall be settled, as applicable, and any restrictions applicable to any Award shall automatically lapse.

Section 11.    General Provisions Applicable to Awards.

(a)            Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)            Awards may, in the discretion of the Board, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted

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under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)            Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Board in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)            Except as may be permitted by the Board or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 11(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 11(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)            A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Board by using forms and following procedures approved or accepted by the Board for that purpose.

(f)            All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 12.    Amendments and Termination.

(a)            Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 4(c) of the Plan. Notwithstanding anything to the contrary in the Plan, the Board may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)            The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action

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is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 4(c) of the Plan.

(c)            No Repricing.    Notwithstanding the foregoing, except as provided in Section 5(d), no action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof without approval of the Company’s stockholders.

(d)            The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(d)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e)            The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 13.    Miscellaneous.

(a)            No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)            The grant of an Award shall not be construed as giving a Participant the right to be retained in the service of the Board or the Company. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c)            Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)            The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares (including net settlement), other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e)            If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

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(f)            Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)            No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14.    Effective Date of the Plan.    The Plan shall be effective as of the Effective Date; provided that any Stock Option, RSU or other Stock-Based Award granted under the Plan prior to the date on which the Plan is approved by the Company’s stockholders shall be subject to such approval.

Section 15.    Term of the Plan.    No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 11(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 16.    Section 409A of the Code.    With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If the Board considers a Participant to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such Participant’s termination of service from the Board, any distribution that otherwise would be made to such Participant with respect to an Award that is subject to Section 409A of the Code as a result of such termination from service shall not be made until the date that is six months after such termination of service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code.

Section 17.    Governing Law.    The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

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ANNEX C

The following sets forth the text of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Form of Amendment”) to effect the Reverse Stock Split and the Authorized Share Reduction. The Form of Amendment contemplates the inclusion of a ratio within a range of ratios and corresponding total number of authorized shares of capital stock and common stock, as indicated by the included bracketed language. These values shall be inserted based upon the Reverse Stock Split ratio to be determined by the Board of Directors. The Form of Amendment including the Reverse Stock Split ratio selected by the Board of Directors and the corresponding Authorized Shares Reduction must be filed with the Secretary of State of the State of Delaware in order to become effective. The decision to effect the Reverse Stock Split and the Authorized Share Reduction shall be made by the Board of Directors in its sole discretion (subject to requisite approval by the Company’s stockholders at the 2017 Annual Meeting).

Proposed Certificate of Amendment to the Certificate of Incorporation

Cobalt International Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) hereby certifies pursuant to Section 242 of the DGCL:

FIRST: At a meeting of the Board of Directors of the Corporation duly called and held on [●], 2017, the Board of Directors duly adopted the following resolution amending Article Four of the Corporation’s Amended and Restated Certificate of Incorporation by deleting Section 1 in its entirety and replacing it with the following:

“Section 1.    Authorized Capital Stock.    The total number of shares of stock which the Corporation shall have authority to issue is [any number between 600,000,000 and 333,333,333], consisting of [any number between 400,000,000 and 133,333,333] shares of common stock, par value $0.01 per share (the “Common Stock”), and 200,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Pursuant to the General Corporation Law of the State of Delaware, upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [any number between 10 and 2] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified and combined into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who, immediately prior to the Effective Time, own a number of shares of Common Stock which is not evenly divisible by the exchange ratio set forth above shall, with respect to such fractional interest, be entitled to receive the next highest whole number of shares of Common Stock. Each certificate that represented shares of Common Stock immediately prior to the Effective Time shall thereafter represent the number of shares of Common Stock that give effect to the Reverse Stock Split; provided, that each person holding of record a stock certificate or certificates that represented shares of Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled under the foregoing, subject to the rounding up of any fractional interests as described in the foregoing.”

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SECOND: On [●], 20[●], pursuant to a resolution of the Corporation’s Board of Directors, an annual meeting of the Corporation’s stockholders was duly called and held upon notice in accordance with the provisions of Section 222 of the DGCL, at which meeting the necessary number of shares of Common Stock as required by applicable law and the Corporation’s Amended and Restated By-laws were voted in favor of such amendment to be implemented by the Corporation’s Board of Directors at its sole discretion.

THIRD: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on this day of             , 20[●].

Cobalt International Energy, Inc.

By:
Name:
Title:

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Cobalt
International Energy

Cobalt Center
920 Memorial City Way, Suite 100
Houston, Texas 77024
Tel: +1 713 579 9100
www.cobaltintl.com

COBALT INTERNATIONAL ENERGY, INC. 920 MEMORIAL CITY WAY, SUITE 100 HOUSTON, TX 77024	VOTE BY INTERNET - www.proxyvote.com

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E21737-P87437 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COBALT INTERNATIONAL ENERGY, INC.
The Board of Directors recommends you vote FOR Proposals 1, 3, 5, 6 and 7, FOR each nominee in Proposal 2 and One (1) Year for Proposal 4.
			For	Against	Abstain
1. To approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors.			☐	☐	☐
2. Elect two (2) Class II directors to hold office for a one (1) year term (or a three (3) year term if Proposal 1 is not approved).								For	Against	Abstain
Nominees:						5. To approve, on a non-binding advisory basis, named executive officer compensation.		☐	☐	☐

a. Kenneth W. Moore			☐	☐	☐	6. To approve the Cobalt International Energy, Inc. Second Amended and Restated Non-Employee Directors Compensation Plan.		☐	☐	☐
b. Myles W. Scoggins			☐	☐	☐

7.     To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock and a proportionate reduction in the number of authorized shares of common stock (such amendment, if approved, to be effected solely at the discretion of the Board of Directors).

								☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP, as independent auditors for the fiscal year ending December 31, 2017.			☐	☐	☐
		1 Year	2 Years	3 Years	Abstain

4. To approve, on a non-binding advisory basis, the frequency of executive compensation advisory votes, every:		☐	☐	☐	☐	NOTE: To transact such other business as may properly come before the Annual Meeting.
For address changes and/or comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E21738-P87437

COBALT INTERNATIONAL ENERGY, INC. Annual Meeting of Stockholders May 2, 2017 8:00 AM, Central Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints William P. Utt, Timothy J. Cutt and Jeffrey A. Starzec, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COBALT INTERNATIONAL ENERGY, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Central Time on May 2, 2017, at the Wisteria Ballroom of the Westin Houston Memorial City Hotel, 945 Gessner Road, Houston, Texas 77024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

V.1.1